UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

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CarMax, Inc.
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The way it should be.

CARMAX

CARMAX
CARMAX
AUTO FINANCE
edmunds
CARMAX
AUCTIONS
CARMAX
USDOT 731233

Dear Fellow CarMax Shareholders:

I am pleased to invite you to attend the 2023 annual meeting of CarMax, Inc. shareholders, which will be held on Tuesday, June 27, 2023. The attached notice of annual shareholders meeting and proxy statement are your guides to the meeting.

Despite persistent macro-economic challenges, we achieved significant progress during fiscal 2023 on our strategic initiatives, as online self-progression, finance-based shopping and modernization improvements to our wholesale business all were realized. And, we took deliberate steps to support our business for both the near-term and long-term, by prioritizing initiatives that further achieve efficiencies and create better experiences for our associates and customers. These steps will ensure that when we come out of this cycle, we will be stronger than ever.

Shareholders will be able to attend and participate in the virtual meeting online, including voting shares and submitting questions. Instructions and information on how to participate in the meeting can be found on page 86 of the proxy statement.

We also are pleased to furnish proxy materials to shareholders primarily over the internet. On or about May 11, 2023, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and to vote online. Internet distribution of our proxy materials expedites receipt by shareholders, lowers the cost of the annual shareholders meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Whether or not you will be attending our virtual annual shareholders meeting, your vote is very important to us. I encourage you to cast your ballot by internet, by telephone, by mail (if you request a paper copy), or during the annual shareholders meeting.

Thank you for your continued trust in CarMax.

Sincerely,

Thomas J. Folliard
Chair of the Board of Directors
May 11, 2023

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

When:	Tuesday, June 27, 2023, at 1:00 p.m., Eastern Time
Where:	This year’s meeting is a virtual annual shareholders meeting held at: www.virtualshareholdermeeting.com/KMX2023
Items of Business:	(1)	To elect the eleven directors named in the proxy statement to our Board of Directors.
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.
	(3)	To vote, on an advisory basis, to approve the compensation of our named executive officers.
	(4)	To vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers.
	(5)	To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.
	(6)	To transact any other business that may properly come before the annual shareholders meeting or any postponements or adjournments thereof.
Who May Vote:	You may vote if you owned CarMax common stock at the close of business on April 21, 2023.

By order of the Board of Directors,

John M. Stuckey, III
Vice President, Deputy General Counsel
and Corporate Secretary
May 11, 2023

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information, please review this entire proxy statement and CarMax’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023.

Business Highlights

Our fiscal 2023 results reflected challenging market conditions, including inflationary pressures and low consumer confidence. Additional information about our fiscal 2023 results can be found in our Annual Report on Form 10-K for the fiscal year ended February 28, 2023.

Strategic Initiatives and Accomplishments	Rolled out industry leading customer experiences in each area of our diversified business model in fiscal year 2023, further strengthening our competitive differentiation.
Market Share	CarMax’s share of the nationwide age 0-10 year old used vehicle market was 3.99% in calendar year 2022 as compared to 3.97% from the prior calendar year.
Revenues	Net revenues decreased 6.9% to $29.7 billion.
Units	Total used unit sales decreased 12.6% and comparable store used unit sales decreased 14.3%. Total wholesale units decreased 17.2%.
CarMax Auto Finance	CarMax Auto Finance (“CAF”) finished the year with income of $663.4 million, a decrease of 17.2% over the prior year.
Earnings	Net earnings decreased 57.9% to $484.8 million and net earnings per diluted share decreased 56.5% to $3.03.
Nineteenth Year on Fortune “Best Companies” List	We were named by Fortune magazine as one of its 100 Best Companies to Work For® for the nineteenth year in a row.

Corporate Responsibility and Governance Highlights

ENVIRONMENTAL STEWARDSHIP

During fiscal 2023, we made progress on our pathway to achieving the greenhouse gas (“GHG”) reduction targets that we set in fiscal 2022. These targets include a 50% reduction in our Scope 1 and Scope 2 GHG emissions by 2025 as compared to our 2018 baseline and net zero GHG emissions by 2050. During fiscal 2023, we realized a reduction of more than 13.5% in our combined Scope 1 and Scope 2 GHG emissions as measured against our 2025 goal. In addition, in our forthcoming 2023 Responsibility Report, we will publish our inaugural disclosures pursuant to the Task Force on Climate-Related Financial Disclosure (“TCFD”) framework identifying climate-related physical and transition risks, as well as climate-related oversight, and risk management processes.

SHAREHOLDER OUTREACH AND ENGAGEMENT

We value engagement with our shareholders. Our senior management team, including our CEO, CFO, and members of our Investor Relations team, maintain regular contact with a broad base of investors to understand their perspectives. Additionally, we periodically engage in a proactive supplemental shareholder outreach program where we hold meetings covering a wide variety of topics important to shareholders, including environmental, social, and governance (“ESG”) matters; our unique CarMax culture; board refreshment, qualifications and diversity; and cybersecurity, among other topics.

KEY CORPORATE RESPONSIBILITY AND GOVERNANCE PRACTICES

Annual election of all directors	Majority voting for directors
9 of 11 director nominees are independent	Proxy access adopted
4 independent director nominees added in the last 5 years	Annual “say on pay” vote
Annual Responsibility Reporting	Board oversight of risk management program
Net Zero 2050 Commitment	Technology and Innovation Committee
Active Shareholder Engagement Practices

Annual Meeting of Shareholders

When	Tuesday, June 27, 2023, at 1:00 p.m., Eastern Time
Where	This year’s meeting is a virtual-only annual shareholders meeting. There will be no in-person meeting location.
Who May Attend the Virtual Meeting	All shareholders as of the record date may attend the meeting.
Record Date	April 21, 2023
Virtual Meeting Website	www.virtualshareholdermeeting.com/KMX2023

Voting Matters and Board Recommendations

Agenda Item		Board Recommendation	Page of Proxy Statement

1.	Election of Directors	FOR each Director nominee	8
2.	Ratification of Auditors	FOR	28
3.	Advisory Approval of Executive Compensation	FOR	31
4.	Advisory Approval of Frequency of Future Executive Compensation Advisory Approvals	1 YEAR	73
5.	Approval of Amended and Restated CarMax, Inc. 2002 Stock Incentive Plan	FOR	74

Virtual Annual Meeting Attendance

This year our annual shareholders meeting will again be held virtually; there will be no in-person meeting location. We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. Shareholders will be able to attend and participate in the virtual meeting, including voting their shares and asking questions.

To attend and participate in our annual meeting:

•Visit www.virtualshareholdermeeting.com/KMX2023
•Enter the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Our annual meeting will begin promptly at 1:00 p.m., Eastern Time, on June 27, 2023. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. You may begin to log into the virtual platform beginning at 12:45 p.m., Eastern Time, on June 27, 2023. Additional instructions and information on how to participate can be found on page 86.

Proposal One:
Election of Directors

We are asking you to vote “FOR” the following candidates for election to our Board of Directors.

Nominee	Age	Director Since	Independent	Principal Occupation	Committee Membership
Peter J. Bensen	60	2018	Yes	Retired Chief Administrative Officer and Corporate Executive Vice President and Chief Financial Officer of McDonald's Corporation, a global restaurateur and franchisor	Audit
Ronald E. Blaylock	63	2007	Yes	Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund	Compensation and Personnel
Sona Chawla	55	2017	Yes	Chief Growth and Innovation Officer at CDW Corporation, a leading business technology company	Compensation and Personnel; Technology and Innovation
Thomas J. Folliard	58	2006	No	Non-Executive Chair of the Board, CarMax, Inc. and Retired President and Chief Executive Officer of CarMax, Inc.	N/A
Shira Goodman	62	2007	Yes	Advisory Director, Charlesbank Capital Partners and Retired Chief Executive Officer of Staples, Inc., an office supply retailer	Nominating and Governance
David W. McCreight	60	2018	Yes	Executive Chair of Lulu's, an online retail platform for women's apparel and accessories and former President of Urban Outfitters, Inc.	Audit
William D. Nash	54	2016	No	President and Chief Executive Officer of CarMax, Inc.	N/A
Mark F. O'Neil	64	2019	Yes	Retired Chief Operating Officer of Cox Automotive, Inc., a global automotive services and software company and owner of Manheim, an automobile auction company	Audit; Technology and Innovation
Pietro Satriano	60	2018	Yes	Retired Chief Executive Officer of US Foods Holding Corp., a publicly held foodservice distributor	Nominating and Governance
Marcella Shinder	56	2015	Yes	Advisory Director, Charlesbank Capital Partners and Retired Global Head of Partnerships at WeWork Companies Inc., a technologically driven global provider of shared working spaces	Nominating and Governance; Technology and Innovation
Mitchell D. Steenrod	56	2011	Yes	Retired Senior Vice President and Chief Financial Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers	Compensation and Personnel

BOARD NOMINEE SNAPSHOT

All Committee Chairs and members and our Lead Director are independent.	The average tenure of our director nominees is 9 years.

The average age of our director nominees is 59 years old.	Three of our directors are women and two are racially or ethnically diverse. 50% of our Board committees are chaired by women; 75% of our Board committees are chaired by women or racially/ethnically diverse directors.

Proposal Two:
Ratification of Auditors

We are asking you to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as our independent auditors for fiscal 2024. The following table summarizes the fees billed by KPMG for fiscal 2022 and 2023.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total Fees
Fiscal 2023	$2,395,323	$595,500	$113,691	$513,737	$3,618,251
Fiscal 2022	$2,768,058	$570,000	$110,000	$—	$3,448,058

Proposal Three:
Advisory Approval of Executive Compensation

We are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. At our last two annual shareholders meetings, a significant majority of our shareholders supported our executive compensation program, with approximately 96% and 97% of votes cast in both 2021 and 2022, respectively, voting in favor of our program.

We design our compensation plans to tie pay to performance. The following chart illustrates the relationship over the last three fiscal years between our net earnings and the total compensation paid to our Chief Executive Officer (“CEO”) as reported in our Summary Compensation Table beginning on page 49. While fiscal 2023 results have proven challenging, pay decisions related to fiscal 2023 CEO pay were made in early fiscal 2023, following significant growth in sales, market share, and earnings, as well as solid progress on our strategic goals. Please see our Pay Versus Performance disclosures beginning on page 66, which demonstrate the alignment between our performance (as measured by each of TSR, Net Income and Adjusted EBIT) and the Compensation Actually Paid to our named executive officers (as calculated in accordance with the Pay Versus Performance rules). The Compensation Actually Paid (or CAP) paid to our CEO and other named executive officers in fiscal 2023 was negative and was significantly less than CAP in fiscal 2022 and 2021.

Net Earnings and CEO Summary Compensation Table Total Compensation
You will find additional information on our executive compensation program beginning on page 32.

Proposal Four:
Advisory Approval of Frequency of Future Executive Compensation Advisory Approvals

We have held advisory votes on our executive compensation each year since our 2011 annual meeting, and are asking you to approve, on an advisory basis, continuing to hold executive compensation advisory votes annually. This non-binding vote is commonly referred to as a “Say-on- Frequency” vote and you may vote to hold future advisory votes on our executive compensation every one, two or three years. You will find additional information regarding this proposal on page 73.

Proposal Five:
Approval of Amended and Restated CarMax, Inc. 2002 Stock Incentive Plan

We are asking that you approve amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 2,000,000 shares and (b) extend the termination date of the Stock Incentive Plan from June 23, 2030 to June 27, 2033. You will find additional information regarding this proposal beginning on page 74.

Next Year’s Annual Shareholders Meeting

Expected Date of 2024 Annual Shareholders Meeting	June 25, 2024
Deadline for Shareholder Proposals	January 12, 2024

PROPOSAL ONE: ELECTION OF DIRECTORS

We are asking you to vote for the election of the eleven director nominees listed on the following pages. Our Board has nominated these individuals at the recommendation of our independent Nominating and Governance Committee. The Committee based its recommendation on, among other things, the results of an annual Board and peer evaluation process, as well as the integrity, experience, and skills of each nominee. All of the nominees are current directors who were elected by shareholders at our 2022 annual meeting.

Our Board is declassified and elected on an annual basis. Accordingly, each director nominee is standing for election to hold office until our 2024 annual meeting of shareholders. CarMax uses a majority vote standard for the election of directors. This means that to be elected in uncontested elections, each nominee must be approved by the affirmative vote of a majority of the votes cast.

Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the Board nominates one.

The table below summarizes the key experience, skills and backgrounds of our director nominees and it highlights the balanced mix of experience, skills and backgrounds of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Peter J. Bensen	Ronald E. Blaylock	Sona Chawla	Thomas J. Folliard	Shira Goodman	David W. McCreight	William D. Nash	Mark F. O’Neil	Pietro Satriano	Marcella Shinder	Mitchell D. Steenrod
Leadership and Industry Experience
Other Public Company Board Experience	✓	✓	✓	✓	✓	✓		✓	✓		✓
CEO/COO/ Division President		✓	✓	✓	✓	✓	✓	✓	✓
CFO	✓										✓
Relevant Industry Experience			✓	✓	✓	✓	✓	✓		✓	✓
Functional Expertise
Accounting & Finance	✓	✓					✓				✓
Innovation and Disruption			✓	✓	✓	✓	✓	✓	✓	✓
Data Analytics		✓	✓	✓		✓	✓	✓	✓	✓	✓
E-commerce			✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology & Cyber	✓		✓			✓	✓	✓		✓	✓
Logistics			✓				✓		✓		✓
Product, Marketing & Media		✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory				✓			✓	✓			✓
Human Capital Management		✓		✓	✓	✓	✓	✓	✓	✓	✓
Risk Oversight	✓	✓		✓			✓	✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Individual Characteristics
Age (Nominee Average is 59 years of age)	60	63	55	58	62	60	54	64	60	56	56
Gender	M	M	F	M	F	M	M	M	M	F	M
Racial/Ethnic Diversity		✓	✓

The following pages include information about the nominees. This information includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a CarMax director. The Board recommends a vote FOR each of the nominees.

PETER J. BENSEN Director since: 2018 Age: 60 Independent

Mr. Bensen retired from McDonald’s Corporation, following a 20-year career, in 2016. He served as Chief Administrative Officer of McDonald’s from 2015 to 2016. Before that he served as Corporate Executive Vice President and Chief Financial Officer of McDonald’s from 2008 to 2014, when he was promoted to Corporate Senior Executive Vice President and Chief Financial Officer, a position he held until 2015. During his tenure as Chief Administrative Officer and Chief Financial Officer, Mr. Bensen also had oversight responsibility for information technology, supply chain, and other support departments. Before joining McDonald’s in 1996, Mr. Bensen was a senior manager at Ernst & Young LLP.

Qualifications

Mr. Bensen’s long-standing service as the chief financial officer, and in other administrative, financial, and accounting roles, at a global, iconic company qualify him to serve on our Board. He brings to our Board extensive management experience and financial expertise, as well as his background as a key executive helping to shape McDonald’s strategic response to a changing market environment.

Other Current Directorships Other Directorships within Past 5 Years Lamb Weston Holdings, Inc. None.

RONALD E. BLAYLOCK Director since: 2007 Age: 63 Independent

Mr. Blaylock is the founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund focused on industrial business-to-business companies. Prior to founding GenNx360 in 2006, Mr. Blaylock was Chief Executive Officer of Blaylock & Company, a full-service investment banking firm that he founded in 1993. Previously, Mr. Blaylock held senior management positions with PaineWebber and Citigroup.

Qualifications

Mr. Blaylock’s experience managing two successful investment enterprises, as well as his considerable capital markets and finance experience, qualify him to serve on our Board. Mr. Blaylock’s years of relevant experience growing companies, serving as a strategic advisor and serving on other public company boards enable him to provide additional insight to our Board.

Other Current Directorships Other Directorships within Past 5 Years Pfizer Inc. Urban One, Inc. (2002-2019) W. R. Berkley Corporation Advantage Solutions Inc. (2017-2022)

SONA CHAWLA Director since: 2017 Age: 55 Independent

Ms. Chawla has served as the Chief Growth and Innovation Officer at CDW Corporation, a leading technology solutions provider to business, government, education and healthcare customers, since January 2020. She is responsible for strategy and corporate development, digital and e-commerce, technology, information security, supply chain, marketing, and product and partner management. Prior to joining CDW, she was President of Kohl’s Corporation from May 2018 to October 2019. Ms. Chawla joined Kohl’s in November 2015, serving as Chief Operating Officer until September 2017 and as President-Elect from September 2017 to May 2018. At Kohl’s her responsibilities encompassed omnichannel operations, including stores, e-commerce, technology, information security, logistics & supply chain, and corporate strategy. Before joining Kohl’s, Ms. Chawla served at Walgreens as its President of Digital and Chief Marketing Officer from February 2014 to November 2015 and as its President, E-commerce from January 2011 to February 2014. Prior to joining Walgreens, Ms. Chawla was Vice President of Global Online Business at Dell, Inc. Before Dell, Ms. Chawla worked at Wells Fargo’s Internet Services Group, where she held several roles including Executive Vice President of Online Sales, Service and Marketing. Ms. Chawla holds a CERT certification in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Qualifications

As Chief Growth and Innovation Officer at a leading business technology company that specializes in providing products, solutions and services, Ms. Chawla brings the perspective of an executive driving innovation for businesses accelerating their digital transformation and responding to the evolving technology landscape. Her background and operating executive experience in retail, including e-commerce, omnichannel strategy, store operations, logistics, and information and digital technology strengthen the business and strategic insight of our Board.

Other Current Directorships Other Directorships within Past 5 Years None. None.

THOMAS J. FOLLIARD Director since: 2006 Age: 58 Non-Executive Chair of the Board

Mr. Folliard has been the Non-Executive Chair of the Board of CarMax since August 2016. He joined CarMax in 1993 as senior buyer and became Director of Purchasing in 1994. He was promoted to Vice President of Merchandising in 1996, Senior Vice President of Store Operations in 2000 and Executive Vice President of Store Operations in 2001. Mr. Folliard served as President and Chief Executive Officer of CarMax from 2006 to February 2016 and retired as Chief Executive Officer in August 2016.

Qualifications

During his ten years as CEO, Mr. Folliard successfully led CarMax through the company’s establishment as a national brand and a time of significant growth, during which its store base and total revenues more than doubled and its net income quadrupled. With his long tenure at CarMax, Mr. Folliard brings to the board significant executive experience and in-depth knowledge of our company, the auto retail industry, and the continued deployment of technology within the industry.

Other Current Directorships Other Directorships within Past 5 Years PulteGroup, Inc. None.

SHIRA GOODMAN Director since: 2007 Age: 62 Independent

Ms. Goodman was the Chief Executive Officer of Staples, Inc. Ms. Goodman joined Staples in 1992 and held a variety of positions of increasing responsibility in general management, marketing and human resources, including serving as Executive Vice President, Marketing from 2001 to 2009, Executive Vice President, Human Resources from 2009 to 2012, Executive Vice President, Global Growth from 2012 to 2014, President, North American Commercial from 2014 to 2016, President, North American Operations from February to June 2016, Interim Chief Executive Officer from June to September 2016, and Chief Executive Officer from September 2016 to January 2018. From 1986 to 1992, Ms. Goodman worked at Bain & Company and helped develop the business plan for Staples’ initial delivery business. This business subsequently grew into a leading e-commerce site under Ms. Goodman’s leadership while at Staples. Ms. Goodman joined Charlesbank Capital Partners, a private equity firm, in 2019 as an Advisory Director. At Charlesbank, Ms. Goodman provides business development and strategic guidance to B2B and B2C companies and is responsible for leading Charlesbank’s ESG efforts across the firm and its portfolio companies.

Qualifications

Ms. Goodman’s experience as the chief executive and senior executive in other leadership positions in operations, retail marketing, human resources and business growth at an internationally renowned retailer qualify her to serve on our Board. During her years at Staples, the company underwent a robust digital transformation and grew from a mid-sized US retailer into a global multi-channel distributor with a powerful presence in retail, e-commerce and B2B delivery.

Other Current Directorships Other Directorships within Past 5 Years CBRE Group, Inc. Henry Schein, Inc. (2018-2021)

DAVID W. MCCREIGHT Director since: 2018 Age: 60 Independent

Mr. McCreight has served as the Executive Chair of Lulu’s Fashion Lounge Holdings, Inc., an online retail platform for women’s apparel and accessories, since March 2023 and he served as the Chief Executive Officer of Lulu’s from April 2021 until March 2023. Lulu’s is a customer-driven, digitally-native fashion brand serving millions of Millennial and Gen Z consumers. Mr. McCreight also served as President of Urban Outfitters, Inc., parent of Urban Outfitters, Anthropologie Group, and Free People consumer brands whose products are distributed internationally through their digital, retail, and wholesale channels, from 2016 to 2018 and Chief Executive Officer of Anthropologie from 2011 to 2018. During his tenure as CEO of Anthropologie, Mr. McCreight led the company’s transformation from a store-centric brand to a best-in-class omnichannel platform while enhancing its customers’ brand experience. Previously, Mr. McCreight served as President of Under Armour from 2008 until 2010; and he was President, from 2005 to 2008, and Senior Vice President, from 2003 to 2005, of Lands’ End.

Qualifications

Mr. McCreight has executive experience leading high-profile retail brands in highly competitive and fast-evolving marketplaces. For over twenty years, Mr. McCreight led organizations in developing omnichannel strategies and digital competencies to expand the reach for new customers and strengthen relationships with existing customers. His deep experience as an omnichannel brand executive and successful track record qualify him to serve on our Board, particularly as CarMax continues to differentiate and grow its brand and enhance its omnichannel strategy.

Other Current Directorships Other Directorships within Past 5 Years Lulu’s Fashion Lounge Holdings, Inc. Wolverine World Wide, Inc. (2019 - 2023)

WILLIAM D. NASH Director since: 2016 Age: 54 President and Chief Executive Officer

Mr. Nash has been the President and Chief Executive Officer of CarMax since September 2016. He was promoted to President in February 2016. In 2012, he assumed the role of Executive Vice President, Human Resources and Administrative Services, where he oversaw human resources, information technology, procurement, loss prevention, employee health & safety, and construction & facilities. In 2011, Mr. Nash was promoted to Senior Vice President, Human Resources and Administrative Services. Previously, he served as Vice President and Senior Vice President of Merchandising, after serving as Vice President of Auction Services. Mr. Nash joined CarMax in 1997 as auction manager. Before joining CarMax, Mr. Nash, a former CPA, held a variety of accounting roles at Circuit City.

Qualifications

As the chief executive officer of CarMax, Mr. Nash leads the Company’s day-to-day operations and is responsible for establishing and executing the Company’s strategic plans. His significant experience in the auto retail industry, his tenure with CarMax and his motivational leadership of more than 30,000 CarMax associates qualify him to serve on our Board.

Other Current Directorships Other Directorships within Past 5 Years None. None.

MARK F. O’NEIL Director since: 2019 Age: 64 Independent

Mr. O’Neil retired as Chief Operating Officer of Cox Automotive, a global automotive services and software company, in March 2019 after being named to the position in 2016 following Cox’s acquisition of Dealertrack Technologies, Inc., then a publicly traded provider of software, marketing and e-commerce services for automotive retailers. At Cox, Mr. O’Neil led the rebuild of the Autotrader website to make it more interactive for consumers. Mr. O’Neil was CEO of Dealertrack from 2001 until the sale to Cox in 2015 and also served as President from 2001 to 2014. He was a director of Dealertrack from 2001 to 2015 and Chairman of the Board from 2005 to 2015. As CEO of Dealertrack, Mr. O’Neil led the company’s growth in becoming the leading provider of web-based software solutions and services for all major segments of the automotive retail industry, including creating the largest online auto credit application network in the U.S. and Canada. Mr. O’Neil began his career at Intel Corporation and subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980s. His experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to work on the development and rollout of CarMax, serving in various roles at CarMax from 1992 until 2000, including as Vice President from 1997 to 2000. From 2000 through 2001, Mr. O’Neil was President and COO of Greenlight.com, an online automotive sales website.

Qualifications

Mr. O’Neil’s extensive experience as a chief executive and a leader at the intersection of auto retail and technology uniquely qualifies him to serve on our Board. During his over 30-year career in auto retail, Mr. O’Neil led several companies through periods of significant retail innovation, using technology solutions to disrupt and transform financing, insurance, marketing and other activities within the automotive retail sales and service processes.

Other Current Directorships Other Directorships within Past 5 Years None. None.

PIETRO SATRIANO Director since: 2018 Age: 60 Independent

Mr. Satriano served as the Chief Executive Officer of US Foods Holding Corp., a publicly held foodservice distributor, from July 2015 to May 2022, as a director from July 2015 to June 2022, and Chairman of the US Foods board from December 2017 through February 2022. Prior to that, Mr. Satriano served as Chief Merchandising Officer of US Foods from February 2011 until July 2015. Before joining US Foods, Mr. Satriano was President of LoyaltyOne Canada from 2009 to 2011 and served in a number of leadership positions at Loblaw Companies Limited, including Executive Vice President, Loblaw Brands, and Executive Vice President, Food Segment, from 2002 to 2008. Mr. Satriano began his career in strategy consulting, first in Toronto, Canada with what is now The Boston Consulting Group, and then in Milan, Italy, with the Monitor Company.

Qualifications

Mr. Satriano’s chief executive experience at US Foods, as well as his extensive executive experience at consumer-facing companies, qualify him to serve on our Board. In his role as CEO, Mr. Satriano led US Foods’ strategy of using technology and e-commerce solutions to fuel future growth in the highly-competitive and rapidly-evolving foodservice distribution industry.

Other Current Directorships Other Directorships within Past 5 Years Metro Inc. (listed on the Toronto Stock Exchange) US Foods Holding Corp. (2015-2022)

MARCELLA SHINDER Director since: 2015 Age: 56 Independent

Ms. Shinder served as Global Head of Partnerships at WeWork Companies, Inc. a technologically driven global provider of shared working spaces, from April 2019 to November 2019. Ms. Shinder joined WeWork in March 2018, serving as Global Head of Marketing until April 2019. At WeWork, Ms. Shinder was responsible for leading a global, integrated, omnichannel marketing agenda. Prior to WeWork, Ms. Shinder was Chief Marketing Officer at WorkMarket, a venture-backed enterprise software-as-a-service company acquired by ADP, from 2016 until 2018. From 2011 to 2016, Ms. Shinder was Chief Marketing Officer of Nielsen Holdings plc, a global measurement and data analytics company where she transformed the company’s digital properties and positioned it for success as a leader in digital measurement. Prior to joining Nielsen, Ms. Shinder held various executive roles during her 17 years with American Express, including Head of Marketing and General Manager of divisions including OPEN Small Business and Global Business Travel where her work and leadership earned numerous industry accolades for digital leadership and marketing innovation. Ms. Shinder joined Charlesbank Capital Partners, a private equity firm, in 2020 as an Advisory Director. Ms. Shinder is also a founding member of Brilliant Friends Investing, a venture capital fund for women-founded businesses. Ms. Shinder holds a CERT certification in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Qualifications

Ms. Shinder’s experiences as the lead marketing officer of innovative technology companies, as a senior executive at a leading global measurement and data analytics company, and at a large consumer financial services organization focused on consumer lending, qualify her to serve on our Board. Further, Ms. Shinder’s deep experience with omnichannel media and marketing, digital transformation, big data and analytics, AI and advanced technologies, cybersecurity, marketing and product innovation, and social media and branding enable her to provide additional insight to our Board and its committees.

Other Current Directorships Other Directorships within Past 5 Years None. None.

MITCHELL D. STEENROD Director since: 2011 Age: 56 Lead Independent Director

Mr. Steenrod was the Senior Vice President and Chief Financial Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers. Mr. Steenrod joined Pilot Travel Centers in 2001 as controller and treasurer. In 2004, he was promoted to Senior Vice President and Chief Financial Officer and held this position until his retirement in 2018. During his tenure as CFO, Mr. Steenrod also had oversight responsibility for the technology, business development, supply chain and legal departments. Previously, he spent 12 years with Marathon Oil Company and Marathon Ashland Petroleum LLC in a variety of positions of increasing responsibility in accounting, general management and marketing.

Qualifications

Mr. Steenrod’s extensive retail industry and operational experience as well as his experience implementing successful growth strategies, including participating in several large acquisitions and business combinations at Marathon Ashland Petroleum LLC and Pilot, qualify him to serve on our Board. Additionally, Mr. Steenrod’s extensive financial and accounting experience, including his years of experience as a chief financial officer, strengthens our Board through his understanding of accounting principles, financial reporting rules and regulations, internal controls, and technology oversight.

Other Current Directorships Other Directorships within Past 5 Years None. Recharge Acquisition Corp. (2020-2022)

CORPORATE GOVERNANCE

CarMax is committed to good corporate governance. In this section of the proxy statement we describe our governance policies and practices and the role our Board plays in shaping them.

Overview

Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act, our articles of incorporation and our bylaws. The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, the Nominating and Governance Committee, and the Technology and Innovation Committee.

The Board and its committees direct our governance practices. The Board regularly reviews these practices and has made significant changes to these practices in response to shareholder feedback and based on evolving practices and the Board’s independent judgment. These shareholder-focused practices include:
•a standing Technology and Innovation Committee;
•a majority vote standard for the election of directors;
•annual elections for all directors;
•a mandatory director retirement policy providing that directors, with limited exceptions, may not stand for reelection after reaching age 76; and
•a proxy access right for eligible CarMax shareholders.

These practices supplement longstanding good governance practices, such as maintaining a largely independent Board (9 of 11 director nominees) and appointing a lead independent director to lead meetings of the independent directors and work alongside the chair.

As part of its commitment to board refreshment and seeking diverse perspectives and skills in new directors, the Board has added four current independent directors in the last five years (Mr. Bensen, Mr. McCreight, and Mr. Satriano in 2018, and Mr. O’Neil in 2019).

In addition to our strong governance practices, we have implemented several initiatives and programs to support our commitment to having a positive impact on our people, communities, and the environment. We discuss these initiatives and programs as well as reporting our progress in environmental, social, and governance (“ESG”) matters in our annual Responsibility Report. The preparation of the report is overseen by a management-level ESG Leadership Team, which provides regular reports to Bill Nash, our Chief Executive Officer and President. In addition, the Nominating and Governance Committee has oversight for corporate and social responsibility, environmental, and sustainability matters, including the Responsibility Report, which is further described under the heading “Responsibility Reporting.”

The Board has approved documents that memorialize our governance standards and practices. These documents include our bylaws, our corporate governance guidelines and a code of business conduct. These documents, each of which is described below, are available under the “Governance” link at investors.carmax.com. We will send you a printed copy of any of these documents without charge, upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Bylaws	Our bylaws regulate the corporate affairs of CarMax. They include provisions relating to shareholder meetings, voting, the nomination of directors and the proxy access right.
Corporate Governance Guidelines	Our corporate governance guidelines set forth the Board’s practices with respect to its responsibilities, qualifications, performance, direct access to associates and independent advisors, compensation, continuing education, and management evaluation and succession. The guidelines also include director stock ownership requirements.
Code of Business Conduct
Our code of business conduct is the cornerstone of our compliance and ethics program. It applies to all CarMax associates and Board members. It includes provisions relating to honest and ethical conduct, compliance with laws, the handling of confidential information and diversity. It explains how to use our associate help line and related website, both of which allow associates to report misconduct anonymously. It also describes our zero-tolerance policy on retaliation for making such reports.

Any amendment to, or waiver from, a provision of this code for our directors or executive officers will be promptly disclosed under the “Governance” link at investors.carmax.com.

RESPONSIBILITY REPORTING

We publish our Responsibility Report annually, which is available at socialresponsibility.carmax.com. We expect to post the 2023 Responsibility Report in May 2023. The below “Corporate Responsibility and Sustainability” section is a high-level overview of the initiatives and programs that we have implemented to support our commitment to having a positive impact on our people, communities, and the environment. For a comprehensive discussion of these initiatives and programs, please refer to our annual Responsibility Report. In preparing the Responsibility Report we considered various standards, frameworks, and ratings for responsibility and sustainability reporting. Several of the metrics and narrative disclosures in the report align with the guidance provided by the Sustainability Accounting Standards Board (“SASB”) for the Consumer Goods Sector and the Task Force on Climate-Related Financial Disclosures (“TCFD”) for this year’s report.

The Responsibility Report is reviewed by our Nominating and Governance Committee and our Board.

Corporate Responsibility and Sustainability

For nearly 30 years, CarMax has transformed the way people buy and sell cars. When CarMax first opened its doors in 1993, we made a commitment to conduct business in an ethical, honest, and transparent way. As we have grown from that first store to over 240 locations and approximately 30,000 associates, we have also grown our ability to positively impact and support our associates, our customers, our communities, and our environment.

At CarMax, we believe that acting responsibly not only serves our core values but also drives the long-term, sustainable value of CarMax for all of our stakeholders, including our associates, customers, communities, and shareholders.

We continue to develop the governance structure that serves as the foundation of our ESG efforts. In fiscal 2021, we established a leadership team (which we refer to as our “ESGLT”) to manage and drive support of our responsibility initiatives. During fiscal 2022, we more clearly defined the roles of the leaders within this team. Our Vice President of Corporate Social Responsibility (“VP-CSR”) leads our ESGLT and the related Social work tracks. She routinely partners with our Vice President of Store Delivery and Support Services, who oversees our Environmental work tracks, and our Vice President, Deputy General Counsel and Corporate Secretary, who oversees the Governance work tracks. These three associates guide our medium- to long-term ESG strategies and prioritization and ensure alignment of ESG initiatives with senior management and the Board. The ESGLT receives frequent guidance from our President and CEO, who sponsors and oversees the strategy and execution of our ESG work. In fiscal 2023, our ESG and CSR teams developed a multi-year roadmap of actionable steps and initiatives to strengthen our ESG program, identified key measures of performance and set internal goals to ensure accountability.

Our ESG governance framework is formalized at the Board level through our Nominating and Governance Committee. The Nominating and Governance Committee Charter outlines the responsibility of its members to consider corporate and social responsibility, environmental and sustainability matters as necessary, as well as to make recommendations to the Board, or take action with respect to appropriate ESG matters. Additionally, our Compensation and Personnel Committee oversees and monitors strategies, policies and practices related to human capital management (as set forth in its charter), and meets with our Chief Diversity and Inclusion Officer annually.

Our ESG oversight structure is specifically designed to ensure deep alignment of our company values and our business strategy, and, in fiscal 2022, with the guidance of a third-party advisor, we identified the key ESG issues most relevant and impactful to our business and prioritized them based on discussions with CarMax stakeholders. Since then, these issues and discussions have informed our CSR strategy, guiding efforts to track our progress and set objectives. We remain committed to open communication with all of our stakeholders, and we will continue to work relentlessly to ensure we are focused on the issues that matter most.

We organize our approach to responsibility and sustainability around four main pillars: Putting People First, Protecting the Environment, Caring for Our Communities, and Ensuring Responsible Governance and Ethics.

PUTTING PEOPLE FIRST

A FORTUNE “100 Best Companies to Work For®” for nineteen consecutive years, we are proud to provide an award-winning workplace where we help our associates progress on their career journey and achieve their career goals. Our people are our priority and central to our success at CarMax. In fiscal 2023, we supported our associates by enhancing our employee benefits program with expanded parental leave and educational assistance based on feedback gathered during our company-wide survey. We also implemented several new programs to support and connect our associates, creating a Common Interest Circles program to connect our remote, hybrid and onsite associates who share similar interests; piloting a Women’s Resource Group at our home office to provide opportunities for women to learn, grow, connect and support; and establishing McKinsey’s “Connected Leadership Program” to develop associate leaders in underrepresented populations.

We have a company-wide associate training program on diversity and inclusion (“D&I”). In fiscal 2023, more than 95% of CarMax employees and all of our Board members completed quarterly D&I educational lessons exploring important topics such as diverse abilities, identity and expressions, and generations in the workplace.

Further building on our D&I efforts, in fiscal 2023, we refined a multi-year diversity and inclusion roadmap with the approval of our Board that contains specific actions, objectives, and success measures spanning associate, customer, and community stakeholder groups. In addition, we developed our supplier diversity roadmap to help ensure that our partners have equal opportunities to do business with us; the strategic importance of this roadmap’s development was further emphasized by its inclusion as a performance metric in our fiscal 2023 corporate bonus program.

We are also committed to approaching compensation through the lens of equity, with a focus on ensuring that associate compensation is fair, competitive, and that it fully reflects our value of Putting People First. As of February 28, 2023, all of our associates were paid above the applicable minimum wage.

PROTECTING THE ENVIRONMENT

In 2021, CarMax established greenhouse gas (“GHG”) emission reduction targets to demonstrate our commitment to reducing our carbon footprint: we intend to reduce Scope 1 and Scope 2 GHG emissions by 50% by 2025 against our 2018 baseline and achieve net-zero carbon emissions by 2050 in alignment with the Paris Agreement. In progress of these goals, we realized a reduction of more than 13.5% in our combined Scope 1 and Scope 2 GHG emissions as measured against our 2025 goal. In addition, in our forthcoming 2023 Responsibility Report, we will publish our inaugural disclosures pursuant to the TCFD framework identifying climate-related physical and transition risks, as well as climate-related oversight, and risk management processes. We have also continued to focus on decreasing overall energy use and increasing use of renewable energy, while taking important steps to ensure CarMax has the foundational pieces in place to meet our ambitious emissions goals. All CarMax stores now operate with energy-efficient exterior LED lighting, and in fiscal 2023 we retrofitted interior lighting to energy-efficient LED lighting at 43 CarMax stores. We plan to complete this retrofitting at 50 additional stores in fiscal 2024.

CARING FOR OUR COMMUNITIES

We view the success of our business as fundamentally linked to the health and well-being of our local communities. From encouraging volunteering to investing in nonprofits that support our communities, we strive to make a meaningful impact where we operate. After returning to in-person volunteering in fiscal 2022, 100% of our locations participated in volunteering events in fiscal 2023, with associates across the country giving back in their local communities. We equipped our associates to connect with their communities in meaningful ways as we continued our work with nonprofits providing individuals with access to economic opportunities, built playgrounds, packaged care kits for our most vulnerable community members, and volunteered our time to support our communities’ most pressing needs.

In fiscal 2023 we invested more than $10 million through The CarMax Foundation and our corporate philanthropy efforts. This included our Care Card program in conjunction with Giving Tuesday, with more than 23,000 associates participating by donating $50 to a nonprofit of their choice. These are just a few of the many ways CarMax and our associates supported our local communities over the past year.

ENSURING RESPONSIBLE GOVERNANCE AND ETHICS

Sound Corporate Governance
Our Board and management have adopted governance standards and practices that seek to further our commitment to integrity while ensuring effective enterprise risk management. Our compliance and ethics program works to drive legal and regulatory compliance across all aspects of our business.

Ethics
Our fundamental principle of integrity is reflected in the way we serve our customers, treat each other, and deliver our products. We rely on our fair and responsible business practices, our code of business conduct training, and benchmarking and improvements to our compliance and ethics program to maintain our culture of integrity. This culture is a distinct competitive advantage and allows us to attract and maintain a high-performing workforce.

Data Security and Consumer Privacy
Our comprehensive, risk-based approach to safeguarding information reflects our commitment to do the right thing and protect the sensitive data of those who trust in us.

As an auto retailer and financial institution, we are required to collect a significant amount of sensitive information to protect our business and our customers from fraudulent activity and to comply with regulatory requirements. As such, we take the responsibility to collect and protect sensitive data seriously and maintain a comprehensive program of technical solutions, procedural requirements and policies, guided by recognized industry cybersecurity frameworks and staffed by well-trained and experienced cybersecurity and privacy professionals. Although the risks of cybersecurity breaches are dynamic, and only growing as our reliance on digital operations increases, in the last three fiscal years, to our knowledge no information security breach has resulted in material expenses or the material compromise of our customers’ or employees’ sensitive information. Given the potential impact and dynamic nature of cybersecurity threats, our management team briefs either the full Board or a committee of the Board on a quarterly basis on topics related to technology and cybersecurity risk.

Independence

Our Board, in consultation with the Nominating and Governance Committee, evaluates the independence of our directors and director nominees at least annually. The most recent evaluation took place in April 2023. During this evaluation, the Board considered transactions between the directors (and their immediate family members) and the Company and its affiliates. The Board determined that the following directors are independent under the listing standards of the New York Stock Exchange (“NYSE”):

Peter J. Bensen	Shira Goodman	Pietro Satriano
Ronald E. Blaylock	David W. McCreight	Marcella Shinder
Sona Chawla	Mark F. O’Neil	Mitchell D. Steenrod

Mr. Folliard is not independent because he was an executive officer of CarMax until 2016, and Mr. Nash is not independent because he is currently an executive officer of CarMax. In assessing independence, the Board considered transactions not just between CarMax and the individual directors themselves (and their immediate family members), but also between CarMax and entities associated with the directors or their immediate family members. The Board’s review included the following:

▪Ms. Chawla joined CDW Corporation as an executive officer in January 2020. CarMax purchased technology solutions from CDW in the ordinary course of business in fiscal 2021, fiscal 2022 and fiscal 2023. In addition, CDW acts as a value-

added reseller of Microsoft products to CarMax. While CarMax does not make payments to CDW for this service, CDW does receive compensation from Microsoft in connection with products purchased under this arrangement. The payments from CarMax or in connection with sales to CarMax in each of the last three fiscal years did not exceed the greater of $1 million or 2% of the total net sales of CDW in each year.

The Board determined that this relationship did not impair the independence of Ms. Chawla.

Board Leadership Structure

CarMax has historically split the roles of CEO and Board chair. Mr. Folliard was our CEO from 2006 until his retirement in 2016, at which time the Board appointed Mr. Nash as CEO and Mr. Folliard as non-executive chair. The Board determined that Mr. Folliard’s long history of leading the Company uniquely positions him to serve as non-executive chair.

As non-executive chair of our Board, Mr. Folliard is responsible for chairing Board and shareholder meetings, attending meetings of the Board’s committees with the approval of the respective committee, and assisting management in representing CarMax to external groups as appropriate. The Board elects its chair annually.

Mr. Nash oversees the day-to-day affairs of CarMax and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for CarMax because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our chair to direct the business of the Board.

Mr. Steenrod, a director since 2011, was appointed as the Board’s lead independent director in 2019. As lead independent director, Mr. Steenrod serves as the principal liaison between the independent, non-management directors and the CEO, and is responsible for setting the agendas for Board meetings, presiding over executive sessions of the independent directors, coordinating feedback from directors in connection with the evaluations of the CEO and each director, acting as chair of any Board meeting when the non-executive chair is not present, and meeting with shareholders on behalf of the Board as appropriate. The Board elects its lead independent director annually.

Our Board periodically reviews this structure and recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of chair and CEO should be separate or combined, which maintains flexibility based on CarMax’s needs and the Board’s assessment of the Company’s leadership. Our corporate governance guidelines do provide that the Board appoint a lead independent director in the event the CEO is elected chair or the chair otherwise does not qualify as independent.

Board Committees

During fiscal 2023, the Board maintained four standing committees: Audit, Compensation and Personnel, Nominating and Governance, and Technology and Innovation. Each committee is composed solely of independent directors as that term is defined in applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE.

Each committee is composed solely of independent directors.	In addition, all members of the Compensation and Personnel Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Governance” link at investors.carmax.com or upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

The table below lists the members and summarizes the responsibilities of the four committees. Membership of the committees is expected to change as shown following the annual meeting of shareholders.

Committee	Members	Membership Following the Annual Shareholders Meeting	Responsibilities
Audit	Peter J. Bensen (Chair) David W. McCreight Mark F. O’Neil	Peter J. Bensen (Chair) Mark F. O’Neil Pietro Satriano
The Audit Committee assists in the Board’s oversight of:

•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the independent auditors’ qualifications, performance and independence; and
•the performance of our internal audit function.

The Audit Committee retains and approves all fees paid to the independent auditors, who report directly to the Committee. Each member of the Audit Committee is financially literate, with Mr. Bensen considered an audit committee financial expert under the standards of the NYSE and the SEC.

The Audit Committee’s report to shareholders can be found on page 29.

Compensation and Personnel	Ronald E. Blaylock (Chair) Sona Chawla Mitchell D. Steenrod	Ronald E. Blaylock (Chair) Sona Chawla David W. McCreight
The Compensation and Personnel Committee assists in the Board’s oversight of:

•our executive compensation philosophy;
•our executive and director compensation programs, including related risks;
•salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers, including any severance agreements;
•the administration of our incentive compensation plans and all equity-based plans;
•management succession planning, including for our CEO; and
•our strategy, policies and practices related to human capital management, including talent management, associate engagement and diversity and inclusion.

The Compensation and Personnel Committee has sole authority to retain and terminate its independent compensation consultant, as well as to approve the consultant’s fees.

The Compensation and Personnel Committee’s report to shareholders can be found on page 48.

Nominating and Governance	Shira Goodman (Chair) Pietro Satriano Marcella Shinder	Shira Goodman (Chair) Marcella Shinder Mitchell D. Steenrod
The Nominating and Governance Committee assists in the Board’s oversight of:

•Board organization and membership, including by identifying individuals qualified to become members of the Board, considering director nominees submitted by shareholders, and recommending director nominees to the Board;
•corporate and social responsibility, environmental and sustainability matters;
•our government affairs activities; and
•our corporate governance guidelines.

Technology and Innovation	Sona Chawla (Chair) Mark F. O’Neil Marcella Shinder	Sona Chawla (Chair) Mark F. O’Neil Marcella Shinder
The Technology and Innovation Committee assists in the Board’s oversight of:

•our technology, omni-channel, digital, e-commerce, and innovation strategies;
•significant emerging technology, omni-channel, e-commerce, digital, and innovation trends;
•major technology related project progress, budgets, and effectiveness;
•our development and commercial use of data assets, data science, and machine learning;
•CarMax’s intellectual property portfolio; and
•risks and exposures related to cybersecurity, data privacy, and business continuity matters.

Board and Committee Meetings

During fiscal 2023, our Board met six times and our Board committees met a combined 22 times. Each incumbent director attended 90% or more of the total number of meetings of the Board and the committees on which he or she served. The average attendance of all of our incumbent directors in fiscal 2023 was 98%. We expect our directors to attend the annual meeting of shareholders and all of our incumbent directors did so in 2022.

Our independent directors meet in executive session, without management present, at least once during each regularly scheduled Board meeting. Our lead independent director presides over these executive sessions. In addition, our non-management directors meet in executive session, also without management present, at least once during each regularly scheduled Board meeting. As chair, Mr. Folliard presides over these executive sessions. The table below lists the number of Board and committee meetings in fiscal 2023 and discloses each director’s attendance.

Director	Board	Audit	Compensation and Personnel	Nominating and Governance	Technology and Innovation
Peter J. Bensen	6	9*	—	—	—
Ronald E. Blaylock	6	—	5*	—	—
Sona Chawla	6	—	5	—	4*
Thomas J. Folliard	6*	—	—	—	—
Shira Goodman	6	—	—	4*	—
Robert J. Hombach***	—	—	—	—	—
David W. McCreight	6	9	—	—	—
William D. Nash	6	—	—	—	—
Mark F. O’Neil	6	8	—	—	4
Pietro Satriano	6	—	—	3	—
Marcella Shinder	6	—	—	4	4
Mitchell D. Steenrod	6**	—	5	—	—
TOTAL MEETINGS	6	9	5	4	4
* Chair
** Lead independent director
*** Mr. Hombach resigned from the Audit Committee, effective March 31, 2022 and did not stand for reelection at our 2022 annual shareholders meeting.

Selection of Directors

CRITERIA

The Board and the Nominating and Governance Committee believe that the Board should include directors with diverse backgrounds and that directors should have, at a minimum, high integrity, sound judgment and significant experience or skills that will benefit the Company. In addition, the Board amended our corporate governance guidelines in 2019 to include an affirmative statement that the Nominating and Governance Committee will consider candidates with diversity of experience and background, including ethnic and gender diversity, when searching for new directors. Since 2015, our Board has increased its gender diverse directors from 10% to 27% of our Board.

Our Nominating and Governance Committee remains committed to ensuring that the Board is composed of directors that reflects a diversity of experience and background, including ethnic and gender diversity; the Committee will ensure that any future candidate searches prioritize this standard going forward.

Our Board includes directors with diverse backgrounds, including ethnic and gender diversity.	The Committee takes into account a number of additional factors in assessing director nominees, including the current size of the Board, the particular challenges facing CarMax, the Board’s need for specific skills or perspectives, and the nominee’s character, reputation, experience, independence from management and ability to devote the requisite time.

We believe that the diverse backgrounds and experiences of our current directors demonstrate the Committee’s success.

PROCESS

The Nominating and Governance Committee screens and recommends candidates for nomination by the Board. The Committee may consider input from several sources, including Board members, shareholders, outside search firms, and management. The Committee evaluates candidates in the same manner regardless of the source of the recommendation, using the criteria summarized above. Shareholders may send their recommendations for director candidates to the attention of our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Our bylaws include proxy access provisions, which enable eligible CarMax shareholders to have their own director nominee included in the Company’s proxy materials along with candidates nominated by our Board. Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in our bylaws. Shareholders who wish to include director nominations in our proxy statement or nominate directors directly at an annual shareholders meeting must follow the instructions under “Shareholder Proposal Information.”

EVALUATION AND REFRESHMENT

In connection with the annual election of directors and at other times throughout the year, the Nominating and Governance Committee considers whether our Board has the right mix of skills and experience to meet the challenges facing CarMax. In addition, as reflected in the 2019 amendments to our corporate governance guidelines, the Nominating and Governance Committee strives to ensure that the Board reflects a diversity of experience and background, including ethnic and gender diversity.

One of the processes that assists the Committee in its consideration is our Board’s annual evaluation process. The Board and each of its committees conducts a self-evaluation. In addition, the chair, lead independent director and Committee preside over a thorough peer evaluation process in which every year each individual director completes an individual evaluation for each of the other directors. The collective comments of the directors are compiled and presented by the chair, or by the lead independent director, with respect to the chair’s evaluation, to the full Board for discussion. The results of these evaluations assist the Committee in determining both whether to nominate incumbent directors for reelection and whether to search for additional directors.

As part of its consideration, the Committee reviews both the age and tenure of incumbent directors. Our Board has adopted a mandatory director retirement policy providing that directors may not stand for re-election after reaching age 76. The Board may waive this limitation in appropriate circumstances.

Our Board has undergone significant refreshment in the past several years, with four of our nine independent director nominees having joined the Board in the last five years. The fresh perspectives and diversity of skills of the directors added to the Board, coupled with the institutional knowledge of the tenured independent directors, provides the Board with ample experience and leadership.

The average tenure of our director nominees is 9 years, and the average age of our director nominees is 59 years.

Key Board Responsibilities

BOARD’S ROLE IN SUCCESSION PLANNING

The Board oversees the recruitment, development and retention of executive talent. As part of its oversight, the Board regularly reviews short- and long-term succession plans for the Chief Executive Officer and other executive officer positions.

The Board also considers its own succession. In doing so, the Nominating and Governance Committee and the Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of skills, experience and attributes that would be beneficial to the Board’s oversight role.

BOARD’S ROLE IN STRATEGIC PLANNING

The Board has oversight responsibility for our business strategy and strategic planning. While the formulation and implementation of CarMax’s strategic plan is primarily the responsibility of management, the Board plays an active role. This includes not only monitoring progress made in executing the strategic plan, but also regularly evaluating the strategy in light of evolving operating and economic conditions, shifts in market fundamentals, technology and consumer preferences. The Board carries out its role primarily through regular reviews of the Company’s strategic plan and discussions with management, which include both broad-based presentations and more in-depth analyses and discussions of specific areas of focus. In addition, regular Board meetings throughout the year include presentations and discussions with management on significant initiatives implementing the strategic plan; developments affecting an area of the Company’s business; and on trends, competition, and emerging challenges and opportunities. The Board also reviews the strategic plan, including actions taken and planned to implement the strategy, as part of its review and approval of the annual budget.

The Board’s oversight of risk management enhances the directors’ understanding of the risks associated with the Company’s strategic plan and its ability to provide guidance to and oversight of senior management in executing the Company’s strategy.

BOARD’S ROLE IN RISK OVERSIGHT

Taking reasonable and responsible risks is an inherent part of our strategy and is critical to achieving our strategic objectives. Our Board undertakes its responsibility to oversee risks to CarMax through a risk governance framework designed to:
•identify critical risks;
•allocate responsibilities for overseeing those risks to the Board and its committees; and
•evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions and as part of CarMax’s business strategy. This consideration occurs in the ordinary course of the Board’s business and is not tied to any of the formal processes described below, although it is enhanced by those processes.

The following table describes the components of CarMax’s risk governance framework.

Assignment of Risk Categories to Board and its Committees	The Board has assigned oversight of certain key risk categories to either the full Board or one of its committees. For each category, management reports regularly to the Board or the assigned committee, as appropriate, describing CarMax’s strategies for monitoring, managing and mitigating risks that fall within that category.

Examples of the risk categories assigned to each committee and the full Board are described below. This list is not comprehensive and is subject to change:
	▪	Audit Committee: oversees risks related to financial reporting, compliance and ethics, and legal and regulatory issues.
	▪	Compensation and Personnel Committee: oversees risks related to human resources and compensation practices.
	▪	Nominating and Governance Committee: oversees risks related to government affairs, CarMax’s reputation, social responsibility, and environmental and sustainability matters.
	▪	Technology and Innovation Committee: oversees risks related to information technology, cybersecurity, and business continuity.
	▪	Board: oversees risks related to the economy, competition, shareholder relations, finance and strategy.
Enterprise Risk Management
Risk Committee: We have a management-level Risk Committee, which is chaired by Enrique Mayor-Mora, our Executive Vice President and Chief Financial Officer (“CFO”), and includes as members other leaders from across CarMax. The Risk Committee meets periodically to identify and discuss the risks facing CarMax.

Board Reporting: The Risk Committee delivers biannual reports to the Board identifying the most significant risks facing the Company.
Board Oversight: On an annual basis, Mr. Mayor-Mora, on behalf of the Risk Committee, discusses our procedures for identifying significant risks with the Audit Committee.
Other Processes that Support Risk Oversight and Management	The Board oversees other processes that are not intended primarily to support enterprise risk management, but that assist the Company in identifying and controlling risk. These processes include our compliance and ethics program, our internal audit function, pre-filing review of SEC filings by our management-level disclosure committee, and the work of our independent auditors.

We believe that our Board leadership structure supports the Board’s risk oversight function. Our chair, lead independent director and committee chairs set agendas and lead meetings to ensure strong risk oversight, while our CEO and his management team are charged with managing risk.

Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy that applies to any transaction in which:
•CarMax or one of its affiliates is a participant;
•the amount involved exceeds $120,000; and
•the related person involved in the transaction (whether a director, executive officer, owner of more than 5% of our common stock, or an immediate family member of any such person) has a direct or indirect material interest.

We did not have any related person transactions in fiscal 2023.
A copy of our policy is available under the “Governance” link at investors.carmax.com. The Audit Committee is responsible for overseeing the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules.

In reviewing related person transactions, the Audit Committee considers, among other things:
•the related person’s relationship to CarMax;
•the facts and circumstances of the proposed transaction;

•the aggregate dollar amount involved in the transaction;
•the related person’s interest in the transaction, including his or her position or relationship with, or ownership in, an entity that is a party to, or has an interest in, the transaction; and
•the benefits to CarMax of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of CarMax and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We did not have any related person transactions in fiscal 2023.

Shareholder Outreach and Engagement

We believe that strong corporate governance should include engagement with our shareholders to enable us to understand and respond to shareholder concerns. Our senior management team, including our CEO, CFO, and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings, and other channels for communication, to understand their perspectives.

In addition, we have a proactive shareholder outreach program where we periodically engage with our shareholders and cover topics important to them, including environmental, social, and governance (ESG) matters; our unique CarMax culture; board refreshment, qualifications and diversity; and cybersecurity, among other topics. Our shareholder outreach program is led by a cross-functional team that includes members of our senior management team, Investor Relations, ESG, and Legal functions. Members of our Board are also involved, as appropriate.

In the past several years, several enhancements to our policies and practices have been informed by shareholder feedback. For example:

•Our Board of Directors established a Technology and Innovation Committee in 2021.
•We incorporated diversity training goals into our Annual Incentive Bonus Program for fiscal 2022 and fiscal 2023.
•We announced our commitment to achieving net zero greenhouse gas (GHG) emissions by 2050 and a 50% reduction in GHG emissions by 2025, compared with a 2018 baseline.
•We disclosed EEO-1 data in our 2022 Responsibility Report.
•We committed to provide enhanced transparency regarding our corporate contributions for candidates for public office, as well as our membership in certain trade associations. We publicize this information annually in our Responsibility Report.

Shareholder Communication with Directors

Shareholders or other interested parties wishing to contact the Board or any individual director may send correspondence to CarMax, Inc., c/o Corporate Secretary, 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, or may send an e-mail to chair@carmax.com, which is monitored by John M. Stuckey, III, our Corporate Secretary. Mr. Stuckey will forward to the Board or appropriate Board member any correspondence that deals with the functions of the Board or its committees or any other matter that would be of interest to the Board. If the correspondence is unrelated to Board or shareholder matters, it will be forwarded to the appropriate department within the Company for further handling.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as CarMax’s independent registered public accounting firm for fiscal 2024. KPMG has served as our independent registered public accounting firm continuously since our separation from Circuit City Stores, Inc. (“Circuit City”) in fiscal 2003, and also served as Circuit City’s independent registered public accounting firm from the incorporation of CarMax, Inc. in 1996 through the separation. KPMG has been appointed by the Audit Committee to continue as CarMax’s independent registered public accounting firm for fiscal 2024. The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as CarMax’s independent registered public accounting firm is in the best interests of CarMax and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation, and oversight of the independent registered public accounting firm retained to audit CarMax’s financial statements. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG’s lead engagement partner and were directly involved in the selection of KPMG’s current lead engagement partner, whose period of service began in fiscal 2023. Furthermore, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Although we are not required to seek shareholder ratification, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of CarMax and its shareholders.

We expect that representatives of KPMG will attend the annual shareholders meeting. They will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board recommends a vote FOR Proposal Two.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of CarMax’s Board of Directors by providing oversight of the integrity of the Company’s financial statements, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the “Governance” link at investors.carmax.com. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal control over financial reporting. KPMG, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of CarMax’s audited financial statements with generally accepted accounting principles and on the effectiveness of CarMax’s internal controls over financial reporting. In this context, the Audit Committee has met and held discussions with management, KPMG and the Company’s internal auditors, meeting 9 times in fiscal 2023.

Management represented to the Committee that the Company’s fiscal 2023 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the fiscal 2023 consolidated financial statements with management and KPMG.

The Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Committee has also received from KPMG the written disclosures and communications required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with KPMG the firm’s independence. The Audit Committee concluded that KPMG is independent from the Company and management.

In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023, for filing with the SEC.

AUDIT COMMITTEE

Peter J. Bensen, Chair
David W. McCreight
Mark F. O’Neil

AUDITOR FEES AND PRE-APPROVAL POLICY

Auditor Fees and Services

The following table sets forth fees billed by KPMG for fiscal 2022 and 2023.

	Years Ended February 28
Type of Fee	2023	2022
Audit Fees(a)	$2,395,323	$2,768,058
Audit-Related Fees(b)	595,500	570,000
Tax Fees(c)	113,691	110,000
All Other Fees(d)	513,737	—
TOTAL FEES	$3,618,251	$3,448,058
(a)This category includes fees associated with the annual audit of CarMax’s consolidated financial statements and the audit of CarMax’s internal control over financial reporting. It also includes fees associated with quarterly reviews of CarMax’s unaudited consolidated financial statements.
(b)This category includes fees associated with agreed-upon procedures and attestation services related to our financing and securitization program.
(c)This category includes fees associated with tax compliance, consultation and planning services.
(d)This category includes fees associated with an assessment related to our implementation of an enterprise resource planning system.

Approval of Auditor Fees and Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. The Committee typically pre-approves specific types of audit, audit-related, tax services and other fees, together with related fee estimates, on an annual basis. The Committee pre-approves all other services on an individual basis throughout the year as the need arises. The Committee has delegated to its chair the authority to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement. Any such pre-approvals are reported to and ratified by the entire Committee at its next regular meeting.

All audit, audit-related, tax services and other fees in fiscal 2023 were pre-approved by the Audit Committee or pre-approved by the chair pursuant to his delegated authority and subsequently ratified by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of KPMG’s independence.

PROPOSAL THREE: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation and Personnel Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also encourage you to review the “Summary Compensation Table,” Pay Versus Performance disclosure and other compensation tables and narratives included in this proxy statement.

We currently have a policy providing for an annual “Say on Pay” vote and, in Proposal Four (advisory vote on the frequency of future executive compensation advisory approvals), the Board recommends that shareholders approve an advisory resolution supporting continued annual “Say on Pay” votes. Accordingly, we anticipate that the next advisory vote on the compensation of our named executive officers will occur in 2024.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of CarMax, Inc. (the “Company”), as disclosed in the Company’s 2023 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.

The Board recommends a vote FOR Proposal Three.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Personnel Committee (the “Committee”) oversees an executive compensation program that is intended to drive the creation of long-term shareholder value. This section describes that program and details the compensation earned by our CEO, our CFO, and our three other most highly compensated executive officers. We refer to these individuals, listed below, as our “named executive officers” or “NEOs.” Our NEOs as of February 28, 2023 are the following.

William D. Nash	President and Chief Executive Officer. Mr. Nash joined CarMax in 1997 and was promoted to his current position in 2016. Mr. Nash is also a member of our Board.
Enrique N. Mayor-Mora	Executive Vice President and Chief Financial Officer. Mr. Mayor-Mora joined CarMax in 2011 and was promoted to his current position in October 2019.
James Lyski	Executive Vice President and Chief Marketing Officer. Mr. Lyski joined CarMax in 2014 and was promoted to his current position in 2017.
Shamim Mohammad	Executive Vice President and Chief Information and Technology Officer. Mr. Mohammad joined CarMax in 2012 and was promoted to his current role in 2021.
Diane L. Cafritz	Executive Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. Ms. Cafritz joined CarMax in 2003 and was appointed to her current role in 2021.

Executive Summary

SUMMARY OF FISCAL 2023 COMPENSATION CHANGES FOR OUR NAMED EXECUTIVE OFFICERS

At its meeting in March 2022, the Committee approved the promotions of each of Mr. Mayor-Mora to Executive Vice President and Chief Financial Officer, and Ms. Cafritz to Executive Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. Mr. Mayor-Mora’s leadership has been pivotal in helping to grow and fund our complex and diversified business, including the addition of Edmunds, our first acquisition, in 2021. Ms. Cafritz’s guidance and counsel has been critical throughout the past several years, as she has led the transformation of our benefits, recruiting and development programs, established our newly formed Corporate Social Responsibility team, and continued to drive our compliance-minded culture.

The following chart summarizes the key compensation elements for fiscal 2023:

Compensation Element	Committee Determinations	Why We Made These Determinations
Base Salary	Base salary increases ranged from 4% to 5% with the exception of two promotion connected increases of 10% and 18%	Differentiated increases were awarded to our NEOs related to executive promotions, increasing responsibilities and benchmarking data used to inform pay decisions. The Committee approved base salary changes in March 2022, following the close of fiscal 2022, during which we had delivered significant growth in sales, market share and earnings.
Annual Incentive Bonus	48.7% payout versus a 185.6% payout in fiscal 2022 Increased target percentage for certain NEOs
The Committee set bonus goals for fiscal 2023 during the first quarter of the fiscal year that were intended to drive the Company’s financial performance, market share growth, operational execution (in the form of increasing the percentage of online sales and expanding online finance capabilities and MaxOffer market penetration), and achievement of environmental and social objectives (in the form of reducing greenhouse gas emissions, associate-wide diversity and inclusion (“D&I”) training and developing a supplier diversity roadmap).

The Committee reviewed peer group and survey data and determined to increase the target percentage for our CEO by 15%. The Committee also increased Mr. Mayor-Mora’s and Ms. Cafritz’s target percentage in connection with their promotions.

Long-Term Equity Awards	Continued use of Performance Stock Units and stock options

Year one of the fiscal 2023 PSUs and year two of the fiscal 2022 PSUs earned 4% of target based on the fiscal 2023 performance goals set by the Committee
In fiscal 2023, like in fiscal 2022, we granted our NEOs two forms of long-term equity awards: stock options and performance stock units (“PSUs”). For fiscal 2023, the Committee tied the PSUs to pre-tax EPS performance and market share. The Committee approved equity award amounts in March 2022, following fiscal 2022’s strong results. However, given performance in fiscal 2023, year one of the fiscal 2023 PSUs and year two of the fiscal 2022 PSUs earned 4% of target and the exercise price of the fiscal 2023 options exceeds the Company’s fiscal year end stock price.

NEW PAY VERSUS PERFORMANCE DISCLOSURES

In this year’s proxy statement, we have included our inaugural Pay Versus Performance disclosures beginning on page 66. These disclosures illustrate the Committee’s pay for performance philosophy. Specifically, the Compensation Actually Paid for Mr. Nash and the other NEOs for fiscal 2023 was negative and was significantly less than the amounts reported in the Summary Compensation Table beginning on page 49.

LOOKING FORWARD TO FISCAL 2024

At its March 2023 meeting, the Committee reviewed the base salaries, target bonus percentages under our annual incentive bonus and long-term equity awards for our NEOs for fiscal 2024. In light of the challenges to the business and compensation decisions across the Company’s broader associate base, the Committee decided to keep each of these elements and amounts unchanged from fiscal 2023.

How We Make Compensation Decisions

The Committee oversees our executive and director compensation programs and determines all executive officer and director compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

CarMax has a pay-for-performance philosophy. The Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of our financial goals and multi-year stock price appreciation. In fiscal 2023, an average of 84% of the target total direct compensation of our CEO and other named executive officers was attributable to annual incentive bonus and long-term equity award compensation and therefore directly tied to CarMax performance.

The Committee has established the following objectives for our executive compensation program:
•Align the interests of executive officers with the financial interests of our shareholders.
•Encourage the achievement of our key strategic, operational and financial goals.
•Link incentive compensation to Company and stock price performance, which the Committee believes promotes a unified vision for senior management and creates common motivation among our executives.
•Attract, retain and motivate executives with the talent necessary to drive our long-term success.
•Provide the Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity awards. The Committee generally makes determinations regarding long-term equity awards, base salaries and annual incentive bonuses at its March and April meetings. The Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described below.

The Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual incentive amount since that amount is determined as a percentage of base salary. Although the Committee considers these relationships between the various elements of compensation — and also considers each executive officer’s total compensation — decisions regarding any one element of compensation are not determinative of decisions regarding other elements.

The Committee generally considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting. Accordingly, the Committee does not take into account the realized value of long-term equity compensation when determining future compensation. The realized value of these equity awards bears a direct relationship to the Company’s stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our shareholders.

COMPENSATION CONSULTANT

The Committee engages a compensation consultant, which it uses to obtain access to independent compensation data, analysis and advice. The Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist it while making decisions regarding the compensation of our executive officers for fiscal 2023. Under its charter, the Committee has the sole authority to hire, oversee and terminate compensation consultants, as well as to approve compensation consultant fees and any other terms of the engagement.

The Committee has retained an independent compensation consultant.	Committee members have direct access to the compensation consultant without going through management. Semler Brossy did not provide any services to CarMax other than those it provided to the Committee.

The Committee assesses its compensation consultant’s independence annually. It assessed Semler Brossy’s independence in April 2022 and 2023, under SEC and NYSE standards and concluded that Semler Brossy was independent.

When assessing its compensation consultant’s independence, the Committee considers, among other factors:
•whether the consultant provided other services to CarMax;
•the amount of fees paid by CarMax to the consultant as a percentage of the consultant’s total revenue;
•the consultant’s policies and procedures designed to prevent conflicts of interest;
•any business or personal relationship between the individuals advising the Committee and any Committee member;
•any CarMax stock owned by the individuals advising the Committee; and

•any business or personal relationship between the individuals advising the Committee, or the consultant itself, and an executive officer of CarMax.

The Committee’s compensation consultant frequently attends Committee meetings and provides analysis and recommendations that inform the Committee’s decisions. Semler Brossy assisted the Committee in fiscal 2023 by analyzing and providing recommendations with regard to total direct compensation for the Company’s CEO and executive and senior vice presidents, including the other named executive officers. Semler Brossy also assisted the Committee by providing general compensation advice, including analysis related to the composition of our peer group and non-employee director pay.

MANAGEMENT’S ROLE

Although management does not have any decision-making authority regarding compensation of executive officers, management assists the Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than the CEO. Management also assists the Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Committee.

The Committee has not delegated any authority with respect to the compensation of our executive officers and directors. The Committee, however, has delegated limited authority to our CEO and CFO to grant long-term equity awards to our non-executive officer employees between regularly scheduled Committee meetings in an amount not to exceed 75,000 shares or units. These awards are subject to our Employee Equity Grant Policy, which is available under the “Governance” link at investors.carmax.com. The Committee’s practice is to review and ratify any such grant at its next regularly scheduled meeting.

Notwithstanding the Committee’s use of outside advisers and management’s participation in the executive compensation process, the Committee makes all executive compensation decisions using its own independent judgment.

CONSIDERATION OF THE MOST RECENT ADVISORY “SAY-ON-PAY” VOTE

At the 2022 annual shareholders meeting, our shareholders approved our executive compensation program, with approximately 97% of the votes cast in favor of the program. This represented a significant majority of our shareholders and the Committee was pleased with the response, which followed a similarly strong result at the 2021 meeting when approximately 96% of the votes were cast in favor of the program. The Committee actively monitors shareholder feedback and support of the Company’s pay practices, which it takes into consideration when making executive compensation decisions.

PEER GROUP

Each year, generally in January, in consultation with the independent compensation consultant, the Committee reviews market compensation data provided by its independent consultant to determine whether the compensation opportunities of the named executive officers are appropriate and competitive.

In January 2022, the Committee used the following peer group of companies to assess the market competitiveness of the fiscal 2023 compensation disclosed in this proxy statement. The Committee selected this peer group in October 2017 based on an analysis by Semler Brossy and the Committee’s independent judgment and for fiscal 2023, the Committee elected to remove Southwest Airlines Co. from the peer group and replace it with Target Corporation. The Committee decided to add Target to the peer group due to, among other reasons, its retail focus, strong performance throughout the COVID-19 pandemic, and cross-over with CarMax in sourcing executive talent. While Southwest shares a reputation with CarMax for its intense customer focus, Southwest is neither a retailer nor a direct competitor to CarMax. Accordingly, the Committee opted to remove Southwest from the peer group.

All of the peer group companies fell within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, net income, revenue growth, assets and one- and three-year total shareholder return. These peers are generally comparable retailers or direct competitors.

Advance Auto Parts, Inc.	Kohl’s Corporation
AutoNation, Inc.	L Brands, Inc.
AutoZone, Inc.	Lowe’s Companies, Inc.
Best Buy Co., Inc.	Macy’s, Inc.
Dick’s Sporting Goods, Inc.	Ross Stores, Inc.
Dollar General Corporation	The Sherwin-Williams Company
Dollar Tree, Inc.	Target Corporation
eBay Inc.	The TJX Companies, Inc.
The Gap, Inc.	Tractor Supply Company
Genuine Parts Company

The Committee reviews the peer group at least annually; when conducting its review of the peer group during fiscal 2023 for purposes of providing context for making compensation decisions for fiscal 2024, the Committee decided to make one change. Specifically, L Brands, Inc. will be removed from the peer group prospectively as this company divested into two separate companies and the two separate companies did not meet the criteria for inclusion.

BENCHMARKING

The Committee considers a blend of peer group data and broader survey data in benchmarking compensation. For fiscal 2023, in addition to the peer group, the Committee considered national compensation surveys produced by Equilar and Willis Towers Watson with a focus on executives within retail/wholesale and automotive industries.

The Committee believes that this mix of data provides the most comprehensive view of executive compensation practices at companies against whom we compete for talent and allows the Committee to ensure that CarMax continues to provide appropriate and competitive compensation. This mix of data also allows the Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not be classified as a named executive officer at every company in our peer group.

The Committee uses peer group and broader survey data as one of many factors in making compensation decisions and does not target named executive officers’ total direct compensation, or any specific element of compensation, at a specific percentile of the blended peer group/survey data. Other factors include individual performance, CarMax performance, tenure, internal pay equity and succession planning.

The Committee generally uses the 50th percentile of the blended peer/survey data as a reference in setting the base salaries and target annual incentive bonus opportunities of our named executive officers. The Committee uses long-term equity awards that are tied to objective performance metrics to further reward executive officers when CarMax performs well. If the Company delivers sustained performance gains, these long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the 50th percentile of the blended peer/survey data. However, if the sustained performance goals are not achieved, these compensatory opportunities will not be realized.

What We Pay and Why: Elements of Compensation

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and long-term equity awards. Together, these elements make up total direct compensation.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts of each earned by our named executive officers in fiscal 2023.

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of target annual total direct compensation for both our CEO and our other named executive officers as a group is determined by our performance. The following charts and tables reflect the target total direct compensation (i.e., base salary, target annual incentive bonus and long-term equity grants) set by the Committee.

The table below illustrates how the target total direct compensation set by the Committee for each of our named executive officers was allocated between performance-based and fixed compensation for fiscal 2023, as well as the breakdown of performance-based compensation that was based on annual and long-term Company performance.

	Percentage of Target Total Direct Compensation		Percentage of Target Performance-Based Compensation
	Performance- Based	Fixed	Annual	Long- Term
William D. Nash	91%	9%	18%	82%
Enrique N. Mayor-Mora	74%	26%	30%	70%
James Lyski	78%	22%	24%	76%
Shamim Mohammad	77%	23%	26%	74%
Diane L. Cafritz	77%	23%	26%	74%

BASE SALARY

We pay competitive base salaries to retain key officers and to attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Committee reviews officer base salaries every year, generally in March, and sets the base salary for newly appointed executive officers on their promotion. When the Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant and the peer group and survey data described above, as well as the recommendations provided by our CEO (except when setting the CEO’s base salary).

At the beginning of fiscal 2023, the Committee approved the base salary adjustments provided below.

Name	Prior Base Salary ($)	Fiscal 2023 Base Salary ($)	Percentage Increase in Approved Base Salary (%)
William D. Nash	1,184,400	1,231,776	4
Enrique N. Mayor-Mora	665,048	731,553	10
James Lyski	630,000	661,500	5
Shamim Mohammad	566,500	590,000	4
Diane L. Cafritz	500,000	590,000	18
The Committee, in consultation with Semler Brossy, reviewed base salaries in March 2022, following the close of fiscal 2022, during which we had delivered significant growth in sales, market share and earnings. At the start of the fiscal year, the base salaries for each of our NEOs was below the median of the blended peer group/survey data for comparable roles at peer companies. The Committee considered this data as well as the individual contributions and performance of each NEO during the prior fiscal year in setting new base salaries.

The Committee approved a 4% increase in Mr. Nash’s base salary based upon the Company’s performance, Mr. Nash’s demonstrated leadership and ability to continue to drive the Company’s omni-channel strategy over the course of the prior year and the benchmarking data. Mr. Mayor-Mora was promoted at the start of the fiscal year and his base salary was increased commensurate with his promotion, by 10%. Ms. Cafritz was promoted at the start of the fiscal year, and her base salary increased commensurate with her promotion, by 18%. Mr. Lyski and Mr. Mohammad were awarded a 5% and 4% raise, respectively, in connection with their individual contributions and in consideration of the benchmarking data.

ANNUAL INCENTIVE BONUS

We pay annual incentive bonuses to drive the achievement of CarMax’s financial and strategic goals. The amount of the annual incentive bonus depends on our performance as measured against objective performance goals established by the Committee each fiscal year. Bonuses are not guaranteed.

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Adjustment Factor	=	Annual Incentive Bonus

Base salaries, which are the first component of this formula, are discussed above. The “target percentage of base salary” is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our named executive officers depending on their level of responsibility. In January 2022, the Committee, in consultation with Semler Brossy, reviewed target percentages for our executive officers and determined that the then-current percentage for Mr. Nash was on the lower end of the market range, and generally below the median. Accordingly, in March 2022, the Committee approved an increase in his percentage from 160% to 175%. Mr. Mayor-Mora and Ms. Cafritz received increases in connection with their promotions from 77.5% to 85% and 70% to 85%, respectively, which aligned their percentages with Mr. Lyski and Mr. Mohammad, the other Executive Vice Presidents.

The last component of the bonus formula – the “performance adjustment factor” – is a percentage representing the Company’s success in meeting the performance goals set by the Committee each fiscal year.

The following narrative describes how the Committee applied this formula in fiscal 2023.

Performance Measures, Related Targets, and Performance Against Targets

The Committee set the performance goals in May 2022, during the first quarter of fiscal 2023. The Committee adopted four sets of goals, each intended to drive key short-term strategic imperatives for the year. Specifically, the goals were intended to drive the Company’s fiscal 2023 financial performance, market share growth, operational execution (in the form of increasing the percentage of online sales and expanding online finance capabilities and MaxOffer market penetration), and achievement of environmental and social objectives (in the form of reducing greenhouse gas emissions, associate-wide diversity and inclusion (“D&I”) training and developing a supplier diversity roadmap). The goals, relative weights set by the Committee, and the Committee’s assessment of performance against targets, were as follows:

Goal	Description	Achievement Against Targets
Earnings Before Interest and Taxes, or EBIT 30% of performance goal
25% of this goal would be achieved with EBIT performance of $1,453 million.

100% of this goal would be achieved with EBIT performance of $1,550 million.

During the first quarter of fiscal 2023 when the Committee set the fiscal 2023 EBIT goal, the Company was experiencing challenging market conditions, including inflationary pressures and lower consumer confidence. In fiscal 2022, we achieved record earnings and our EBIT performance was $1,584.

Note that the Committee determined to exclude from EBIT the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public); however, the Committee determined to include in EBIT the realized gains and losses in those investments to the extent that such gains or losses were realized in fiscal 2023.

For fiscal 2023, the Company achieved $749 million in EBIT, which represents $485 million in earnings (i) increased by the $152 million income tax provision and $120 million in interest expense and (ii) reduced by $8 million related to an unrealized gain on an investment. Accordingly, the Committee awarded none of the 30 percentage points for this goal.

Market Share 30% of performance goal
For calendar 2022, increase the Company’s market share of nationwide age 0- to 10-year old vehicles sold.

50% of this goal would be achieved with a calendar 2022 market share of 3.97%.

100% of this goal would be achieved with a calendar 2022 market share of 4.22%.

We estimate our calendar year 2022 market share was 3.99%. Accordingly, the Committee considered 54% (16.2 percentage points) of this goal to have been achieved.
Operational Execution: Online Retail Sales, Online Finance Experience and MaxOffer Expansion 30% of performance goal
One-third of this goal (10 percentage points) would be achieved if online sales averaged 15% of total sales for fiscal 2023, with a sliding scale payout with online sales of 11% (the fiscal 2022 baseline) and 15%, equating to 0% and 100% achievement of this goal, respectively.

One-third of this goal (10 percentage points) would be achieved upon the deployment of capabilities enabling over 90% of retail customers to engage in our online finance experience, including online pre-qualification with no impact to customer credit scores.

One-third of this goal (10 percentage points) would be achieved upon expanding MaxOffer penetration to 35 markets, with a sliding scale payout with 17 markets (the fiscal 2022 baseline) and 35 markets, equating to 0% and 100% achievement of this goal, respectively.

Online sales averaged 12% for fiscal 2023. Accordingly, the Committee considered 25% (2.5 percentage points) of this goal to have been achieved.

Over 90% of retail customers were able to engage in our online finance experience, including the pre-qualification tool. The Committee considered 100% (10 percentage points) of this goal to have been achieved.

We expanded MaxOffer penetration to over 35 markets. The Committee considered 100% (10 percentage points) of this goal to be achieved.

Environmental and Social Objectives 10% of performance goal	Half of this goal (5 percentage points) would be achieved if (i) there were at least a 10% reduction in our greenhouse gas emissions for fiscal 2023 as measured against our stated goal of achieving a 50% reduction in 2025 compared to our 2018 emissions and (ii) a roadmap with annual milestones to reach our 2025 goal was finalized.

Half of this goal (5 percentage points) would be achieved if (i) 90% or more of our non-manager and manager associates completed three and four of our D&I training modules, respectively, and (ii) a supplier diversity tier 1 roadmap, including annual milestones and 2025 spending goal, was finalized.	In fiscal 2023, we achieved at least a 10% reduction in greenhouse gas emissions against our 2025 goal and finalized a roadmap with annual milestones to reach our 2025 goal.

90% or more of our associates completed the required training modules and the supplier diversity tier 1 roadmap was finalized.

Accordingly, the Committee considered 100% (10 percentage points) of these goals to have been achieved.

Select Performance Adjustment Factors

When it approved the foregoing goals, the Committee also determined that the performance adjustment factor would be between 0% and 100%, with the final performance adjustment factor being determined by the Committee in reference to the approved performance goals and their respective weightings. The Committee approved a bonus multiplier to enable the performance adjustment factor to exceed 100%. Assuming EBIT performance exceeded $1,695 million, the performance adjustment factor would be increased by 50%, and if it exceeded $1,744 million, it would be increased by 100%, thereby providing a maximum potential performance adjustment factor of 200%. For amounts falling in between EBIT performance of $1,550 million and each of the bonus adjustment thresholds, the performance adjustment factor would be determined using straight-line interpolation.

Determine Payout

In considering the Company’s achievement of the four goal categories as set forth above, the Committee set the fiscal 2023 annual incentive bonus performance adjustment factor at 48.7%.

The following table shows each named executive officer’s base salary, incentive target percentage of base salary, and target and maximum bonus amounts. The table also shows each officer’s actual fiscal 2023 bonus.

Name	Base Salary ($)	Incentive Target Percentage (%)	Target Incentive Amount ($)	Actual Fiscal 2023 Incentive Bonus ($)	Maximum Incentive Amount ($)
William D. Nash	1,231,776	175	2,155,608	1,049,781	4,311,216
Enrique N. Mayor-Mora	731,553	85	621,820	302,826	1,243,640
James Lyski	661,500	85	562,275	273,828	1,124,550
Shamim Mohammad	590,000	85	501,500	244,231	1,003,000
Diane L. Cafritz	590,000	85	501,500	244,231	1,003,000

The Committee sets robust performance targets for our annual incentive plan to drive achievement of CarMax’s financial goals. For the last five fiscal years, our average performance adjustment factor has been 112.2% (48.7%, 185.6%, 100.0%, 126.5%, and 100.0% for fiscal 2023, 2022, 2021, 2020 and 2019, respectively), meaning that, on average for the past five years, we have paid our named executive officers an annual incentive bonus of 112.2% of their respective target incentive amounts for achievement against the targets established by the Committee.

The Committee determines all incentive bonuses in accordance with the Annual Performance-Based Bonus Plan (the “Bonus Plan”). The plan provides that the maximum amount payable to any one individual in any one fiscal year is $10 million. However, in fiscal 2023, the Committee limited the maximum performance adjustment factor to 200%, ensuring that Mr. Nash’s bonus could not exceed $4,311,216.

LONG-TERM EQUITY AWARDS

We grant long-term equity awards to tie our executives’ long-term compensation directly to CarMax’s stock price and to drive the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

In fiscal 2023, we granted our named executive officers two forms of long-term equity awards: stock options and performance stock units (“PSUs”). Options accounted for 75% and PSUs accounted for 25% of the fair value awarded. All of our long-term equity grants were made pursuant to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (“Stock Incentive Plan”).

Stock Options

Each option represents the right to purchase one share of our common stock at the exercise, or “strike,” price. The strike price is equal to the closing price of our common stock on the grant date. Our option awards generally vest in 25% increments over four years; that is, one quarter of the options granted vests on the first anniversary of the grant, another quarter vests on the second anniversary, and so forth. The awards expire on the seventh anniversary of the grant date.

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. If our stock price does not rise, the options have no value. In addition to promoting alignment of management and shareholder interests, the four-year vesting schedule and seven-year exercise term of our options ensures that our executives are appropriately focused on CarMax’s long-term strategic goals. This vesting schedule also serves as a retention tool.

Performance Stock Units

PSUs are designed to link compensation to the Company’s performance over a three-year period. The PSUs granted in fiscal 2023 had a three-year term (meaning that they will not vest until the third anniversary of the awards), with the Committee establishing a one-year performance goal at the beginning of each year. Each one-year goal applies to one-third of the total PSUs awarded. Depending on the Company’s achievement of the performance goals, PSUs represent the right to receive between 0% and 200% of a targeted number of shares of our common stock. The threshold multiplier for the pre-tax earnings per share goal is 25% and the threshold multiplier for the market share goal is 0%. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined using straight-line interpolation for performance that falls between the threshold and the target or between the target and the maximum. If the threshold performance goal is not achieved, none of the shares subject to that one-year goal will be paid. The number of shares ultimately delivered to each PSU holder will be determined based upon actual performance against the three one-year goals.

The Committee considered PSUs to be a key component of our pay-for-performance philosophy in fiscal 2023 because the PSUs directly tie equity payments to a measure of CarMax’s pre-tax earnings per share and market share growth that the Committee believes to be an appropriate reflection of the Company’s performance. In addition, similar to our stock options, a PSU’s multi-year vesting schedule operates as a retention tool and ensures that our executives are appropriately focused on CarMax’s long-term strategic and financial goals.

For year one of the fiscal 2023 PSUs and year two of the fiscal 2022 PSUs, the Committee set two evenly weighted one-year goals that apply to one-third of the granted PSUs. One goal is based on pre-tax earnings per share and the other is based on market share. Half of these PSUs will be multiplied by a percentage (i.e., 50%) that represents the Company’s success in meeting the pre-determined pre-tax earnings per share goal. The other half of these PSUs will be multiplied by a percentage (i.e., 50%) that represents the Company’s success in meeting the pre-determined market share goal. The Committee added a market share component to the PSUs to diversify the goals and to encourage alignment with the Company’s long-term target of growing our nationwide share of the age 0-10 used vehicle market to more than 5% by the end of calendar 2025.

In year two and three of the fiscal 2023 PSUs term and year three of the fiscal 2022 PSUs term, the Committee will set additional annual goals, each of which apply to one-third of the PSUs awarded. Performance against these goals will be determined in the same manner as in year one of the PSU. Despite the annual performance goals, no shares are paid out until the PSUs vest, which generally occurs on the three-year anniversary of the grant date.

Award Determinations

In determining the value of long-term equity awards to grant, the Committee considered the named executive officer’s role at CarMax; benchmarking data; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential award; succession planning; and the importance of retaining the officer’s services. The Committee solicits the advice of Semler Brossy and, except with respect to the awards to the CEO, the opinion of the Company’s CEO. The CEO generally gives the Committee an initial recommendation for long-term equity awards for the other named executive officers. The Committee reviews this recommendation and makes its own independent determination.

Fiscal 2023 Long-Term Equity Awards

In fiscal 2022 and fiscal 2023, as noted below, the Committee approved stock option and PSU awards to our named executive officers as part of our annual long-term equity award process.

	Options and PSUs Granted in Fiscal 2023			Options and PSUs Granted in Fiscal 2022
Name	Grant Date Fair Value of Stock Options ($)(a)(b)	Grant Date Fair Value of PSUs ($)(b)	Total Grant Date Fair Value ($)	Grant Date Fair Value of Stock Options ($)(a)(b)	Grant Date Fair Value of PSUs ($)(b)	Total Grant Date Fair Value ($)
William D. Nash	7,499,999	2,499,970	9,999,969	5,999,981	2,000,009	7,999,990
Enrique N. Mayor-Mora	1,084,933	361,644	1,446,577	974,987	324,959	1,299,946
James Lyski	1,305,911	435,285	1,741,196	1,305,923	435,332	1,741,255
Shamim Mohammad	1,084,933	361,644	1,446,577	1,084,918	361,659	1,446,577
Diane L. Cafritz	1,084,933	361,644	1,446,577	974,987	324,959	1,299,946
(a)We grant limited stock appreciation rights (“SARs”) in tandem with each option. The SARs may be exercised only in the event of a change-in-control of the Company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.
(b)Option amounts represent the fair value at grant calculated using valuation models performed as of the date of grant by an independent third party. PSU amounts were calculated using the closing price of our common stock on the date of grant.

The amounts listed in the table above for PSUs will not match the amounts in the Stock Award column in the Summary Compensation Table or the Grants of Plan-Based Awards table. In those tables, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the grant date of a PSU occurs when the objectively determinable performance goals are set. Targets under our PSU awards are established annually and, as a result, the Summary Compensation Table and Grants of Plan-Based Awards table only include the third of fiscal year 2023 PSUs and the third of fiscal year 2022 PSUs for which performance goals were set during fiscal year 2023. See note (a) to the Summary Compensation Table for more detail.

The Committee reviewed and approved long-term equity awards in March 2022 following the conclusion of the Company’s February 28, 2022 fiscal year end and the grant date for the awards was on May 2, 2022. For fiscal 2022, the Company reported a substantial increase in nationwide used vehicle market share and net earnings per diluted share rose 54.2%. In addition, the Company achieved numerous operational goals in fiscal 2022, including a significant expansion in the Company’s self-service online buying experiences. In recognition of the Company’s and Mr. Nash’s individual performance and the survey described above under “Benchmarking,” the Committee increased the value of Mr. Nash’s long-term equity award by 25% for fiscal 2023. This determination provided Mr. Nash with an opportunity to achieve above-median compensatory amounts directly tied to Company performance and such determination was made in consultation with Semler Brossy.

The Committee increased the value of Mr. Mayor-Mora’s and Ms. Cafritz’s long-term equity compensation as noted above in connection with their promotions. The long-term incentive compensation for Mr. Lyski and Mr. Mohammad remained consistent with the prior year.

On March 28, 2022, the date the Committee approved the fiscal 2023 equity awards, the closing price of our stock was $98.63, representing a meaningfully higher Total Shareholder Return than at February 28, 2023 when the closing price of our stock was $69.04. The relative degree of alignment between CEO pay and the Company’s Total Shareholder Return was more strongly correlated when the Committee made the equity award decisions in March 2022.

The reported values of the PSUs and stock options in the table above do not correspond to the actual value that may be realized by each NEO. For example, the fiscal 2023 and fiscal 2022 stock option grants are underwater as of the end of fiscal 2023 (the exercise prices of the fiscal 2023 and fiscal 2022 stock options are $91.14 and $136.94, respectively, compared to $69.04 fiscal year end stock price).

Performance Stock Unit Goal Achievements

Fiscal 2022 PSU Year 2 Performance Goal Achievement; Fiscal 2023 PSU Year 1 Performance Goal Achievement

In April 2023, the Committee certified a 4% performance multiplier for year two of the fiscal 2022 PSU awards and year one of the fiscal 2023 PSU awards. The Committee’s determination was based on CarMax’s achievement of pre-tax earnings per share of $3.93 for the one-year performance period ended February 28, 2023 and market share of 3.99%, as further described in the tables below.

The following table shows the pre-tax earnings per share performance metrics for year two of the fiscal 2022 PSU awards and year one of the fiscal 2023 PSU awards.

	Threshold	Target	Maximum	Actual
FY23 Pre-Tax Earnings Per Share (a)	$8.26	$8.86	$10.05	$3.93
Pre-Tax Earnings Per Share Performance Multiplier	25%	100%	200%	—%

(a)    Fiscal 2023 pre-tax earnings per share is equal to diluted earnings per share less the per share amounts attributable to the provision for income tax expense. Note that the Committee determined to exclude from pre-tax earnings per share the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public); however, the Committee determined to include in pre-tax earnings per share the realized gains and losses in those investments to the extent that such gains or losses were realized in fiscal 2023. For fiscal 2023, the actual adjusted pre-tax earnings per share of $3.93 represents $3.03 in diluted earnings per share (i) increased by $0.95 per share attributable to income tax and (ii) reduced by $0.05 per share attributable to unrealized gains on equity investments.

The following table shows the market share performance metrics for year two of the fiscal 2022 PSU awards and year one of the fiscal 2023 PSU awards.

	Threshold	Target	High End	Maximum	Actual
Market Share (a)	3.97%	4.22%	4.35%	4.49%	3.99%
Performance Multiplier	0%	100%	150%	200%	8%
(a)    Market share is measured on a calendar year basis and reflects January 2022 through December 2022 performance.

Half of year two of the fiscal 2022 PSU awards and year one of the fiscal 2023 PSU awards was multiplied by zero given the Company’s pre-tax earnings performance and the remaining half was multiplied by 8% given the Company’s market share performance, which resulted in a 4% payout. Realized pay for year one of the fiscal 2023 PSUs and year two of the fiscal 2022 PSUs significantly lags the Summary Compensation Table reported amounts based on actual performance to goals.

ADDITIONAL ELEMENTS OF COMPENSATION

We provide our executive officers the benefits available to CarMax associates generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.

Benefits Available to CarMax Associates Generally

Our executives and our full-time associates generally are eligible for health insurance coverage, life insurance, short- and long-term disability insurance, matching gifts to qualified charitable organizations, and a defined contribution, or 401(k), plan that we refer to as our Retirement Savings Plan.

In addition, executives and CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Pension Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2023” table.

Non-Qualified Retirement Plans

Our executives and other highly-compensated associates are eligible to participate in two non-qualified retirement plans: the Retirement Restoration Plan (“RRP”) and the Executive Deferred Compensation Plan (“EDCP”). A description of these plans can be found in the narrative discussion following the “Nonqualified Deferred Compensation” table. Details regarding the fiscal 2023 contributions to each named executive officer’s RRP and EDCP accounts, as well as the earnings and aggregate balances for those accounts, can be found in the “Nonqualified Deferred Compensation” table.

In addition to the RRP and the EDCP, executives and other highly compensated CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2023” table.

Company Transportation

We provide the use of a CarMax-owned vehicle to each of our named executive officers and to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear certain maintenance and insurance costs. We treat the personal use of a Company-owned vehicle as income to the associate. The associate pays the related income taxes.

We encourage our executive officers to use our plane for business travel. Our plane is also available for personal use by Mr. Nash. Mr. Nash is required to reimburse CarMax for the incremental costs associated with his personal use to the extent that those costs exceed $275,000 in any fiscal year. Mr. Nash bears all income taxes associated with his personal use of the plane.

We do not provide tax gross-ups on any of these transportation benefits.

Tax and Financial Planning Services

We provide a tax and financial planning benefit to our named executive officers. This benefit was valued at $15,110 for fiscal 2023. Officers who forego this benefit may engage their own tax professional at the Company’s expense in an amount up to $10,000 per year. The Committee approved this benefit to reduce the amount of time and attention that our executive officers must spend on personal tax and financial planning, which permits them to focus on their responsibilities to CarMax, and to maximize the financial reward of the compensation that CarMax provides. Officers bear all income taxes associated with these tax and financial planning benefits. We do not provide tax gross-ups on these benefits.

Additional Information

SEVERANCE AGREEMENTS

We have severance agreements with each of our named executive officers. The Committee has determined that these agreements are beneficial to us because they contain restrictive covenants relating to confidential information, non-competition and non-solicitation of our associates. The Committee also believes that these agreements serve as a recruiting tool and better enable our current executives to focus on CarMax’s strategic and operating goals.

Our severance agreements do not provide for a guaranteed term of employment or tax gross-ups.	The agreements provide for severance payments under certain circumstances, which are discussed in more detail under “Potential Payments Upon Termination or Change-in-Control.” In 2014, the Committee reduced the scope of the potential payments and benefits for any newly named executive officers. Accordingly, the potential payments and benefits provided to Mr. Mayor-Mora, Mr. Lyski, Mr. Mohammad and Ms. Cafritz, who became executive officers after this change, differ from those that would potentially be provided to Mr. Nash.

None of the severance agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation or perquisite.

Clawback and Forfeiture Provisions

The severance agreements contain a clawback provision. If any named executive officer engages in conduct for which he or she could be terminated for cause, with certain limitations, and the conduct directly results in the filing of a restatement of any financial statement that was previously filed with the SEC, the named executive officer shall, upon demand by the Company, repay with interest all compensation that was expressly conditioned on the achievement of certain financial results if the restated financial statements would have resulted in a lesser amount being paid.

In addition, at our 2012 annual shareholders meeting, we asked our shareholders to approve amendments to add clawback provisions to both our Bonus Plan and Stock Incentive Plan. Our shareholders approved these provisions, which provide that any award that is subject to recovery under any law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, will be subject to a clawback as required by such law or any CarMax policy adopted pursuant to such law.

In addition to the clawback provisions discussed above, our equity award agreements contain a forfeiture provision. If a named executive officer is terminated for cause, the officer’s unexercised vested and unvested options, unvested MSUs and unvested PSUs will be forfeited.

In October 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely adopt a clawback policy to reflect these new requirements.

Change-in-Control and Severance Benefits

Each severance agreement provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Payments in connection with a change-in-control are subject to a double trigger; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason) within a two-year period following the change-in-control. Our executives are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause. Detailed information with respect to these payments and benefits can be found under the heading “Potential Payments Upon Termination or Change-in-Control.”

The Committee believes that these severance benefits encourage the commitment of our named executive officers and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, our named executive officers will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the Board may direct without fear of retribution if a change-in-control occurs. The Committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management. The Committee believes that the benefit to CarMax and its shareholders outweighs this concern.

RISK AND COMPENSATION POLICIES AND PRACTICES

The Committee assesses CarMax’s compensation policies and practices each year to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In fiscal 2023, management reviewed the compensation policies and practices for all CarMax associates (including store associates, store management, regional leadership teams, customer experience consultants, home office and CarMax Auto Finance associates, and executive officers). Management then presented a summary of its review at the Committee’s January 2023 meeting. The summary listed each compensation policy or practice applicable to the various groups of CarMax associates, including base salaries, annual incentive bonuses, long-term equity awards, sales bonuses, sales commissions and hourly pay. The summary also listed the potential risks associated with those policies or practices and the tools we employ to mitigate those risks, including the following:
▪Annual Incentive Bonuses: payments made to senior management are: (i) subject to a clawback provision; (ii) capped at 200% of the target incentive bonus amount or at the $10 million plan maximum, whichever is lower; and (iii) only paid when CarMax satisfies the objective metrics determined annually at the beginning of the year by an independent committee of non-employee directors.

▪Long-Term Equity Awards: equity awards: (i) are approved by an independent committee of non-employee directors; (ii) contain three and four-year vesting provisions; and (iii) for senior management, must be held in compliance with CarMax’s executive stock ownership guidelines.
▪Sales Bonuses: sales bonuses are monitored to ensure that associates are not overpaid based on inflated sales figures. Monitoring tools include: (i) centralized assignment of sales targets; (ii) centralized and non-negotiable vehicle pricing; (iii) electronic reporting of sales; and (iv) performance of a daily vehicle inventory.
▪Hourly Pay: hourly pay is tracked and managed through a centralized time management and reporting system.

Following discussion and a review of the summary noted above, the Committee determined that none of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

STOCK OWNERSHIP GUIDELINES

To further align the long-term financial interests of our executives and our shareholders, the Committee has established the following stock ownership guidelines:

Subject Officers	Required to Own the Lesser of:
Chief Executive Officer	6 x Base Salary or 300,000 shares
Executive Vice President	3 x Base Salary or 100,000 shares
Senior Vice President	2 x Base Salary or 50,000 shares

Executives have five years from the date they first become subject to a particular level of stock ownership to meet the corresponding requirement. The Committee measures compliance on an annual basis at the end of each fiscal year. Acceptable forms of ownership include shares owned outright (by the executive or an immediate family member), vested stock options, PSUs and MSUs. Our stock ownership guidelines are available under the “Governance” link at investors.carmax.com.

As of February 28, 2023, all of our current named executive officers satisfied the ownership guidelines set forth above.

PROHIBITION ON HEDGING AND PLEDGING

We have policies prohibiting all CarMax associates from holding CarMax stock in a margin account, pledging CarMax stock as collateral for a loan, or purchasing any financial instruments that are designed to hedge or offset any change in the market value of CarMax stock. These prohibitions apply to our named executive officers, all employees, and our non-employee directors.

TAX AND ACCOUNTING CONSIDERATIONS

Historically, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction for compensation over $1 million paid in any fiscal year to the CEO or any of the three other highest paid executive officers (other than the CFO) unless that compensation was performance-based. As a result of the passage of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), which went into effect on December 22, 2017, Section 162(m) was amended to cover chief financial officers and the exception for performance-based compensation was no longer available for taxable years beginning after December 31, 2017, including our fiscal 2023, unless such compensation qualified for certain transition relief.

The Committee and the Company have taken appropriate actions, to the extent feasible, in an effort to preserve the deductibility of awards previously granted to our executive officers that were designed and intended to be covered by Section 162(m). Despite these actions, certain compensation originally designed to qualify as performance-based under Section 162(m) may not be deductible.

Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation, which can include long-term equity awards and severance. CarMax’s executive compensation programs generally are designed to comply with, or be exempt from, the requirements of Section 409A so as to avoid potential adverse tax consequences that may result from non-compliance.

In developing CarMax’s executive compensation programs, the Committee also considers the accounting treatment of, and the expenses associated with, the Company’s long-term equity compensation practices.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation and Personnel Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the CarMax, Inc. Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CarMax’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023.

THE COMPENSATION AND PERSONNEL COMMITTEE
Ronald E. Blaylock, Chair
Sona Chawla
Mitchell D. Steenrod

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2023

The table below shows the compensation paid to or earned by our named executive officers in fiscal 2023, 2022, and 2021. For omitted years below, the respective individuals were not a named executive officer during that year.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Comp- ensation(b) ($)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings(c) ($)	All Other Compen- sation(d) ($)	Total ($)
William D. Nash	2023	1,232,297	1,365,652	7,499,999	1,049,781	—	441,014	11,588,743
President and Chief Executive Officer	2022	1,180,248	2,644,810	5,999,981	3,517,194	—	346,890	13,689,123
	2021	966,823	1,750,002	5,249,997	1,666,837	977	257,257	9,891,893
Enrique N. Mayor-Mora	2023	726,803	205,954	1,084,933	302,826	—	120,221	2,440,737
EVP and Chief Financial Officer	2022	656,979	108,320	974,987	956,605	—	70,215	2,767,106
	2021	502,583	325,069	974,995	319,745	—	63,314	2,185,706
James Lyski	2023	660,981	258,490	1,305,911	273,828	—	107,609	2,606,819
EVP and Chief Marketing Officer	2022	611,682	553,798	1,305,923	968,129	—	71,484	3,511,016
	2021	512,643	361,639	1,084,918	411,429	—	71,867	2,442,496
Shamim Mohammad EVP and Chief Information and Technology Officer	2023	590,143	214,629	1,084,933	244,231	—	110,185	2,244,121
	2022	561,265	457,846	1,084,918	893,710	—	78,281	3,076,020
Diane L. Cafritz EVP, General Counsel, Chief Compliance Officer and Chief Human Resources Officer	2023	581,374	205,954	1,084,933	244,231	—	89,316	2,205,808
	2022	493,165	390,880	974,987	649,600	—	56,210	2,564,842

(a)Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be realized by each NEO. Under ASC Topic 718 the grant date for a PSU occurs when objectively determinable performance goals are approved. As further described in the Compensation Discussion and Analysis section, we approved performance goals for the second one-third of the PSUs issued in fiscal 2022 and the first one-third of the PSUs issued in fiscal 2023, such that the amounts disclosed under the Stock Awards column above only include amounts attributable to those portions of those awards (the “included PSUs”). PSU values in the Stock Awards column are based on performance achieved at target levels for the included PSUs, which was the probable outcome of performance conditions as of the grant date for the included PSUs. The grant date fair value of each NEO’s included PSUs if earned at maximum levels was $2,731,304; $411,908; $516,980; $429,258; and $411,908 for Nash, Mayor-Mora, Lyski, Mohammad, and Cafritz, respectively. Additional information regarding outstanding awards, including exercise prices, vesting schedules, and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2023 Year End” table. The assumptions used in determining the grant date fair values of the awards are disclosed in Note 14 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2023.
(b)Represents the annual incentive bonus earned under our Bonus Plan.

(c)Represents the aggregate increase in the actuarial value of accumulated benefits under our frozen Pension Plan and frozen Benefit Restoration Plan accrued during the relevant fiscal year. In fiscal 2023, the actuarial value of these benefits for each of Nash and Cafritz decreased by the following amounts, respectively: $115,302 and $35,264. The “Pension Benefits in Fiscal 2023” table and its accompanying narrative contain additional details with respect to these amounts.
(d)Further details are included in the “All Other Compensation in Fiscal 2023” table below.

All Other Compensation in Fiscal 2023

Name	Personal Use of Company Plane(a) ($)	Personal Use of Company Automobile(b) ($)	Retirement Savings Plan Contribution(c) ($)	Deferred Compensation Account Contributions(d) ($)	Other(e) ($)	Total ($)
William D. Nash	133,686	—	18,847	265,764	22,717	441,014
Enrique N. Mayor-Mora	—	4,381	19,067	81,762	15,011	120,221
James Lyski	—	—	18,663	78,896	10,050	107,609
Shamim Mohammad	—	11,134	17,831	70,311	10,909	110,185
Diane L. Cafritz	—	347	19,338	54,414	15,217	89,316
(a)The compensation associated with the personal use of the Company plane is based on the aggregate incremental cost to CarMax of operating the plane. The cost is calculated based on the average variable costs of operating the plane, which include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. We divided the total variable costs by the total number of miles our plane flew to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. For purposes of determining an executive’s taxable income, personal use of our plane is valued using a method based on Standard Industry Fare Level rates and the related taxes are paid by the executive. This benefit is only available to Mr. Nash.
(b)The value of the personal use of a Company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.
(c)Includes the Company matching portion of each executive’s Retirement Savings Plan (“RSP”) contributions. These RSP benefits are offered on the same terms to all CarMax associates.
(d)Includes the Company matching portion of each executive’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) contributions. These RRP benefits are offered on the same terms to all CarMax associates whose salary exceeds the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($330,000 in 2023). Also includes a restorative contribution designed to compensate executives for any loss of Company contributions under the RSP and RRP due to a reduction in the executive’s eligible compensation under the RSP and RRP resulting from deferrals into the EDCP.
(e)Represents the total amount of other personal benefits provided. None of the benefits individually exceeded the greater of $25,000 or 10% of the total amount of these personal benefits for the named executive officer. These other benefits include tax and financial planning services, which are described on page 45, and matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is available to all CarMax associates).

Grants of Plan-Based Awards in Fiscal 2023

The following table lists grants of plan-based awards to each of our named executive officers during fiscal 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Option Awards: Number of Securities Underlying Options(c) (#)	Exercise or Base Price of Option Awards(d) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(e) ($)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William D. Nash			107,780	2,155,608	4,311,216
	3/25/2021	5/3/2021				1,217	4,868	9,736			474,484
	3/28/2022	5/2/2022				2,286	9,143	18,286			891,168
	3/28/2022	5/2/2022							225,090	91.14	7,499,999
Enrique N. Mayor-Mora			31,091	621,820	1,243,640
	3/25/2021	5/3/2021				198	791	1,582			77,099
	3/28/2022	5/2/2022				331	1,322	2,644			128,855
	3/28/2022	5/2/2022							32,561	91.14	1,084,933
James Lyski			28,114	562,275	1,124,550
	3/25/2021	5/3/2021				265	1,060	2,120			103,318
	3/28/2022	5/2/2022				398	1,592	3,184			155,172
	3/28/2022	5/2/2022							39,193	91.14	1,305,911
Shamim Mohammed			25,075	501,500	1,003,000
	3/25/2021	5/3/2021				220	880	1,760			85,774
	3/28/2022	5/2/2022				331	1,322	2,644			128,855
	3/28/2022	5/2/2022							32,561	91.14	1,084,933
Diane L. Cafritz			25,075	501,500	1,003,000
	4/27/2021	5/3/2021				198	791	1,582			77,099
	3/28/2022	5/2/2022				331	1,322	2,644			128,855
	3/28/2022	5/2/2022							32,561	91.14	1,084,933
(a)Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2023 performance. The actual amount of each named executive officer’s annual incentive bonus in fiscal 2023 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Additional information regarding the design of our Bonus Plan is included beginning on page 38.
(b)For each of our named executive officers, represents a grant of stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” PSUs generally vest on the third anniversary of the grant date. Under ASC Topic 718, the grant date for a PSU occurs only when objectively determinable PSU performance goals are approved. Therefore, the reported number of units is calculated for the one-third portion of the PSUs for which performance goals were set in fiscal 2023. As further described in the Compensation Discussion and Analysis section, we approved performance goals for the second one-third of the PSUs issued in fiscal 2022 and the first one-third of the PSUs issued in fiscal 2023, such that the amounts disclosed in the table above only include amounts attributable to those portions of those awards (the “included PSUs”). PSU values in the Stock Awards column are based on performance achieved at target levels for the included PSUs. Additional information regarding PSUs, including the formula used to convert PSUs to shares of our common stock upon vesting and settlement, is included under “Long-Term Equity Awards” in the “Compensation Discussion and Analysis” section.
(c)Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included beginning on page 42. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. The SARs may be exercised only in the event of a change-in-control. To the extent a SAR is exercised, the related option must be surrendered. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option, multiplied by the number of shares of common stock underlying such SAR.

(d)All fiscal 2023 stock options were issued with an exercise price equal to the closing price of our common stock on the grant date. Additional information regarding our use of the closing price is included under “Stock Options” in the “Compensation Discussion and Analysis” section.
(e)Represents the grant date fair value of the award as determined in accordance with ASC Topic 718, with PSUs valued based on the probable outcome of performance conditions as of the grant date.

Outstanding Equity Awards at Fiscal 2023 Year End

The following table lists outstanding equity awards previously granted to our named executive officers as of February 28, 2023.

		Option Awards (a)				Stock Awards (b)(c)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William D.	9/26/2016	40,646	—	53.62	9/26/2023
Nash	5/1/2017	232,775	—	58.38	5/1/2024
	5/1/2018	240,513	—	63.04	5/1/2025
	5/1/2019	178,329	59,443	78.61	5/1/2026
	5/1/2020	116,100	116,098	71.07	5/1/2027
	5/1/2020							18,258	1,260,532
	5/3/2021	35,436	106,307	136.94	5/3/2028
	5/3/2021					9,931	685,636	4,869	336,156
	5/2/2022	—	225,090	91.14	5/2/2029
	5/2/2022					366	25,269	18,287	1,262,534
Enrique N.	5/1/2018	16,150	—	63.04	5/1/2025
Mayor-Mora	5/1/2019	15,405	5,135	78.61	5/1/2026
	12/26/2019	4,634	1,544	88.54	12/26/2026
	5/1/2020	19,796	19,796	71.07	5/1/2027
	5/1/2020							3,113	214,922
	12/28/2020	1,330	1,328	91.00	12/28/2027
	12/28/2020							219	15,120
	5/3/2021	5,759	17,274	136.94	5/3/2028
	5/3/2021					1,614	111,431	791	54,611
	5/2/2022	—	32,561	91.14	5/2/2029
	5/2/2022					53	3,659	2,646	182,680
James Lyski	5/1/2017	67,345	—	58.38	5/1/2024
	5/1/2018	57,986	—	63.04	5/1/2025
	5/1/2019	36,852	12,284	78.61	5/1/2026
	5/1/2020	23,992	23,992	71.07	5/1/2027
	5/1/2020							3,773	260,488
	5/3/2021	7,713	23,138	136.94	5/3/2028
	5/3/2021					2,160	149,126	1,060	73,182
	5/2/2022	—	39,193	91.14	5/2/2029
	5/2/2022					64	4,419	3,184	219,823
Shamim	5/1/2017	27,782	—	58.38	5/1/2024
Mohammad	5/1/2018	47,845	—	63.04	5/1/2025

	5/1/2019	30,407	10,135	78.61	5/1/2026
	5/1/2020	19,796	19,796	71.07	5/1/2027
	5/1/2020							3,113	214,922
	5/3/2021	6,408	19,222	136.94	5/3/2028
	5/3/2021					1,795	123,927	881	60,824
	5/2/2022	—	32,561	91.14	5/2/2029
	5/2/2022					53	3,659	2,646	182,680
Diane L.	5/1/2018	40,086	—	63.04	5/1/2025
Cafritz	5/1/2019	25,476	8,491	78.61	5/1/2026
	5/1/2020	16,586	16,585	71.07	5/1/2027
	5/1/2020							2,608	180,056
	5/3/2021	5,759	17,274	136.94	5/3/2028
	5/3/2021					1,614	111,431	791	54,611
	5/2/2022	—	32,561	91.14	5/2/2029
	5/2/2022					53	3,659	2,646	182,680

(a)Option awards vest in 25% increments annually over a four-year period. Additional information regarding stock options is included beginning on page 42. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. Additional information regarding SARs is included on page 43 and under the chart titled “Grants of Plan-Based Awards in Fiscal 2023.”
(b)All of the fiscal 2021 stock awards granted to our named executive officers were stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” The number of shares awarded for each MSU award is calculated by dividing the average closing price of our common stock during the final 40 trading days of the vesting period by the fair value of our stock price on the date of grant. The resulting quotient is capped at two. The quotient is multiplied by the number of MSUs granted to yield the number of shares of stock awarded. To calculate the market value of the unvested MSUs in the table above, we assumed that the average closing price of our stock during the final 40 trading days of the three-year period was equal to the closing price of our stock on February 28, 2023, the last trading day of our fiscal year (which was $69.04). MSUs vest on the third anniversary of the grant date.
(c)The fiscal 2022 stock awards and the fiscal 2023 stock awards were stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” If earned, PSUs vest on the third anniversary of the grant date, which for the fiscal 2022 PSUs will be May 3, 2024 and for the fiscal 2023 PSUs will be May 2, 2025. To calculate the number of shares awarded at vesting, each PSU is multiplied by a percentage that represents the Company’s success in meeting the performance goals set by the Committee. If a threshold performance goal is met, each PSU is multiplied by the Company’s performance against the threshold performance goal. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined by the Committee in reference to achievement of the objectively determined performance goals. If the threshold performance goal is not achieved, no shares will be paid. To calculate the market value of the unvested fiscal 2022 PSUs in the table above, based on performance to target at February 28, 2023, the Company had certified a 200% multiplier for year one of its term and performance exceeded the threshold performance goal set for market share for year two of its term. We applied a multiplier of 200% for the one-third covered by the year one performance goal and 4% for the one-third covered by the year two performance goal. At that time, no performance goal had been set for year three and we applied a 100% multiplier for the remaining one-third of the awards. For the fiscal 2023 PSUs, performance exceeded the threshold performance goal set for market share for year one of its term. At that time, no performance goal had been set for years two or three. We applied a multiplier of 4% for the one-third covered by the year one performance goal and a 100% multiplier for the remaining two-thirds of the awards. For both the fiscal 2022 and fiscal 2023 PSU awards, the value of each resulting share was equal to the closing price of our stock on February 28, 2023, the last trading day of our fiscal year (which was $69.04).

Option Exercises and Stock Vested in Fiscal 2023

The following table includes information with respect to the options exercised by, and the PSUs or MSUs vested in, our named executive officers during fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
William D. Nash	—	—	30,944	2,654,376
Enrique N. Mayor-Mora	—	—	2,236	183,324
James Lyski	—	—	6,395	548,563
Shamim Mohammad	—	—	5,277	452,661
Diane L. Cafritz	30,555	1,099,685	4,420	379,148
(a)Represents the number of shares of common stock underlying stock options exercised during fiscal 2023.
(b)Amounts were calculated based on difference between (i) the closing price of the Company’s common stock on the exercise date and (ii) the exercise price of the stock options.
(c)With the exception of Mr. Mayor-Mora, represents the number of shares of common stock acquired on vesting of the underlying PSUs during fiscal 2023. For Mr. Mayor-Mora, represents the number of shares of common stock acquired on vesting of the underlying MSUs during fiscal 2023.
(d)Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

Pension Benefits in Fiscal 2023

The following table lists the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and Benefit Restoration Plan in fiscal 2023.

Name	Plan Name	Number of Years Credited Service (a) (#)	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
William D. Nash	Pension Plan	15	260,188	—
	Benefit Restoration Plan	15	48,164	—
Enrique N. Mayor-Mora	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
James Lyski	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
Shamim Mohammad	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
Diane L. Cafritz	Pension Plan	6	84,877	—
	Benefit Restoration Plan	6	59	—
(a)We have not granted any of our named executive officers extra years of service under either the Pension Plan or the Benefit Restoration Plan.
(b)Determined assuming retirement at age 65. The discount rate (5.20%) and mortality assumptions used in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions including the pension plan measurement date is set forth in Note 12 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2023.

PENSION PLAN

We froze our Pension Plan, a tax-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan was generally available to all full-time associates upon completion of one year of service.

No additional benefits have accrued under the Pension Plan since it was frozen. Previously accrued benefits are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years and (2) 0.65% times the excess of highest average earnings over Social Security covered compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions, but may not exceed the compensation limit imposed by the Internal Revenue Code. In the final year of benefit accruals, that compensation limit was $230,000. Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants were vested after five years of service. Benefits are payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits are available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

BENEFIT RESTORATION PLAN

We froze our Benefit Restoration Plan, a non-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan provided an alternate means of paying benefits to participants in the Pension Plan, including our named executive officers, who were prohibited from receiving additional benefits under the Pension Plan because of the Internal Revenue Code’s compensation limit.

No additional benefits have accrued under the Benefit Restoration Plan since it was frozen. Previously accrued benefits are generally determined and payable under the same terms and conditions as the Pension Plan without regard to Internal Revenue Code limitations on amounts of includable earnings and maximum benefits. Benefits paid are reduced by benefits payable under the Pension Plan. Participants must have 15 years of service to be eligible to receive benefits under the Benefit Restoration Plan, or upon termination meet the early retirement or normal retirement requirements of our Pension Plan.

RETIREMENT BENEFITS

As of February 28, 2023, none of our currently employed named executive officers were eligible to retire with full benefits from the Pension Plan and the Benefit Restoration Plan because none of them met the retirement requirements under our Pension Plan.

Nonqualified Deferred Compensation in Fiscal 2023

The following table lists fiscal 2023 contributions to each named executive officer’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) accounts. The table also lists the aggregate earnings, withdrawals and distributions, and balances for each account.

Name	Plan Name	Executive Contributions in Last Fiscal Year (a)($)	Registrant Contributions in Last Fiscal Year (b)($)	Aggregate Earnings in Last Fiscal Year (c)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
William D. Nash	RRP	265,764	265,764	(80,583)	—	2,770,455
	EDCP	—	—	(57,860)	—	908,509
Enrique N. Mayor-Mora	RRP	81,762	81,762	(44,961)	—	603,359
	EDCP	—	—	—	—	—
James Lyski	RRP	64,374	64,374	(34,821)	—	682,406
	EDCP	242,032	14,522	(44,456)	—	853,177
Shamim Mohammad	RRP	46,644	39,981	(46,894)	—	547,364
	EDCP	505,494	30,330	(24,525)	—	1,190,766
Diane L. Cafritz	RRP	54,414	54,414	(36,472)	—	489,598
	EDCP	—	—	—	—	—
(a)These amounts represent payroll deductions and are therefore included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table.”
(b)Company contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” and were credited to each executive’s account after the close of the fiscal year.
(c)We do not pay above-market interest or preferential dividends on investments in the RRP or the EDCP. Earnings are determined by the performance of the mutual funds or other investment vehicles selected by each executive.
(d)For each of Nash, Mayor-Mora, Lyksi, Mohammad, and Cafritz the following amounts were reported as compensation to each person in the “Summary Compensation Table” for the fiscal 2021 and fiscal 2022 years, respectively: $640,513; $139,709; $395,083; $210,049; and $53,944.

RETIREMENT RESTORATION PLAN

Our executives are eligible to participate in the RRP. The RRP is a nonqualified defined contribution plan that supplements the Retirement Savings Plan we offer to all of our associates. The RRP allows individuals whose benefits under the Retirement Savings Plan are limited due to the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($330,000 for 2023) to continue to defer portions of their compensation for retirement savings. Eligible associates may defer up to 75% of their combined salary and annual incentive bonus. As we do in our broadly available Retirement Savings Plan, we provide RRP participants with a matching contribution and an additional Company-funded contribution to those participants meeting certain age and service requirements. RRP accounts are paid in a single lump sum payment at separation from service, subject to the requirements of Section 409A of the Internal Revenue Code.

EXECUTIVE DEFERRED COMPENSATION PLAN

Our executives are also eligible to participate in the EDCP. The EDCP is an additional nonqualified deferred compensation plan that permits eligible associates to elect to defer portions of their compensation to save for retirement or other life events. Eligible associates may defer up to 75% of their salary and up to 90% of their annual incentive bonus. The EDCP provides a mechanism for eligible associates to defer the taxation of income and related investment gains until the compensation is actually received at a later date. While the Company does not directly match funds deferred through this plan, we do provide a restorative contribution designed to compensate associates for any loss of Company contributions under the Retirement Savings Plan and RRP due to a reduction in eligible compensation, as defined under those plans, resulting from deferrals into the EDCP. EDCP accounts are paid based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments or a partial lump sum followed by a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates.

All RRP and EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Potential Payments Upon Termination or Change-in-Control

As discussed beginning on page 45, we have agreed to provide payments or other benefits to our named executive officers under various scenarios related to a termination of employment. This section describes those payments and benefits and the events that trigger them. For ease of reference, this section uses the abbreviation “CIC” for the term “Change-in-Control.”

Our payment obligations under each severance agreement are contingent upon the NEO satisfying the following obligations:
▪During his or her employment and for two years following his or her termination, the NEO must comply with the provisions of a covenant not to compete.
▪During his or her employment and for two years following his or her termination, the NEO may not solicit or induce our associates to leave us or hire any of our associates.
▪During his or her employment and at all times subsequent to the last day of his or her employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.
▪The NEO must return our property and must execute an agreement releasing us from any claims.

In 2014, the Committee reduced the scope of the potential payments and benefits for any newly named executive officers. Accordingly, the potential payments and benefits provided to each of Mr. Mayor-Mora, Mr. Lyski, Mr. Mohammad and Ms. Cafritz (the “post-2014 group”), who became executive officers after this change, differ from those that would potentially be provided to Mr. Nash. These differences are highlighted in the “Table of Potential Payments Upon Termination or Change-in-Control” and related footnotes.

TERMINATION SCENARIOS THAT MAY TRIGGER PAYMENTS AND BENEFITS

There are four categories of events related to a termination of employment that may trigger payments or other benefits under the severance agreements we have with our NEOs: (i) retirement; (ii) death or disability; (iii) involuntary termination; and (iv) voluntary termination. The following chart describes each category.

Category	Specific Event	Requirements
Retirement	Early Retirement	Termination due to early retirement occurs when a NEO voluntarily terminates their employment at a time when they are eligible for “early retirement” as this term is defined in our Pension Plan (generally, a NEO is eligible for early retirement after age 55 with at least ten years of service or after age 62 with at least seven years of service). The effective date of termination due to early retirement is the date set forth in a notice from the NEO to us. None of our currently employed NEOs are eligible for early retirement.
	Normal Retirement	Termination due to normal retirement occurs when a NEO voluntarily terminates their employment at a time when they are eligible for “normal retirement” as this term is defined in our Pension Plan (generally, a NEO is eligible for normal retirement after age 65 with at least five years of service). None of our currently employed NEOs are eligible for normal retirement.
Death or Disability	Death	The effective date of termination is the date of death.
	Disability	Termination due to disability occurs when we notify the NEO that we have decided to terminate them because they have a physical or mental illness that causes them: (i) to be considered “disabled” for the purpose of eligibility to receive benefits under our long-term disability plan if they are a participant; or (ii) if they do not participate in this plan, to be unable to substantially perform the duties of their position for a total of 180 days during any period of 12 consecutive months and a physician selected by us has furnished to us a certification that the return of the NEO to their normal duties is impossible or improbable. The effective date of termination is the date set forth in a notice from us to the NEO.

Involuntary Termination	For Cause	We will not owe any payments to a NEO as a result of a termination for cause. Termination for cause occurs when we decide to terminate an NEO based on our good faith determination that one of certain events have occurred. These events generally consist of, or relate to, the NEO’s material breach of his severance agreement, the NEO’s willful failure to perform his duties or the NEO’s conviction of a felony or a crime involving dishonesty or moral turpitude. The effective date of termination is the date of the termination.
	Without Cause	Termination by us without cause occurs when we terminate the NEO’s employment for any reason other than for cause or disability. The effective date of termination is the date of the notice from us to the NEO.
Voluntary Termination	For Good Reason	Termination by the NEO for good reason occurs when the NEO terminates their employment for one of the following events, which we do not cure: (i) a reduction in the NEO’s base salary (which was not part of an across-the-board reduction) or target bonus rate; (ii) a material reduction in the NEO’s duties or authority; (iii) a required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office; or (iv) our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the severance agreement within 15 days after a merger, consolidation, sale or similar transaction. The effective date of termination is the date set forth in a notice from the NEO to us.
	Without Good Reason	Termination by the NEO without good reason occurs when the NEO terminates their employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination. We will not owe any payments to a NEO as a result of a termination without good reason.

The benefits paid in connection with each of these categories may change if the termination event occurs during the two years following a CIC or an asset sale. Each agreement defines a CIC as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of our Board following the transaction. Each agreement defines an asset sale as a sale of all or substantially all of CarMax’s assets in a single transaction or a series of related transactions.

TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table shows the estimated payments and benefits that we would provide to each NEO under various scenarios related to a termination of employment or a CIC. The table assumes that each termination event occurred on February 28, 2023. Accordingly, we made certain calculations using a common stock value of $69.04 per share, which was the closing market price on February 28, 2023, the last trading day of our fiscal year. The footnotes to the table explain how these amounts are calculated and how they are paid (that is, in a lump sum or over an extended period). The payments described below would be made by CarMax. Section 409A of the Internal Revenue Code imposes a six-month delay on payments related to a termination of employment in certain circumstances. Accordingly, the payment (or first payment) of any amount listed below may be delayed by six months.

The following table does not include amounts payable to each NEO under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan or Executive Deferred Compensation Plan, the details of which can be found in the sections titled “Pension Benefits in Fiscal 2023” and “Nonqualified Deferred Compensation in Fiscal 2023.” None of the termination events discussed below enhances or reduces any payments to be made under these plans.

None of our NEOs are eligible for “normal or early retirement”; accordingly, no figures appear in that column in the table below.

			TYPE OF TERMINATION EVENT
Name	Type of Payment		Termination Without Cause ($)	Resignation for Good Reason ($)	Early or Normal Retirement ($)		Death or Disability ($)	CIC Followed by Term. Without Cause or Resignation for Good Reason ($)
William D. Nash	Severance Payment(a)		9,497,940	9,497,940	—		—	—
	Annual Incentive Bonus(b)		1,049,781	—	—	1,895,040	2,155,608	2,155,608
	Long-Term Equity Award(c)		1,512,528	1,512,528			4,162,629	1,512,528
	Other Payments:	Good Reason(d)	—	2,155,608	—		—	—
		CIC(e)	—	—	—		—	14,199,420
	Other Benefits:	Health(f)	21,788	21,788	—		—	21,788
		Financial Services(g)	15,710	15,710	—		15,710	15,710
		Outplacement(h)	50,000	50,000	—		—	50,000
	TOTAL		12,147,747	13,253,574			6,333,947	17,955,054
Enrique N. Mayor-Mora	Severance Payment(a)		1,097,330	—	—		—	—
	Annual Incentive Bonus(b)		—	—	—		—	—
	Long-Term Equity Award(c)		262,582	262,582	—		667,824	262,582
	Other Payments:	Good Reason(d)	—	—	—		—	—
		CIC(e)	—	—	—		—	1,097,330
	Other Benefits:	Health(f)	—	—	—		—	—
		Financial Services(g)	15,710	15,710	—		15,710	15,710
		Outplacement(h)	—	—	—		—	—
	TOTAL		1,375,622	278,292	—		683,534	1,375,622
James Lyski	Severance Payment(a)		992,250	—	—		—	—
	Annual Incentive Bonus(b)		—	—	—		—	—
	Long-Term Equity Award(c)		319,886	319,886			809,701	319,886
	Other Payments:	Good Reason(d)	—	—	—		—	—
		CIC(e)	—	—	—		—	992,250
	Other Benefits:	Health(f)	—	—	—		—	—
		Financial Services(g)	15,710	15,710	—		15,710	15,710
		Outplacement(h)	—	—	—		—	—
	TOTAL		1,327,846	335,596			825,411	1,327,846

			TYPE OF TERMINATION EVENT
Name	Type of Payment		Termination Without Cause ($)	Resignation for Good Reason ($)	Early or Normal Retirement ($)	Death or Disability ($)	CIC Followed by Term. Without Cause or Resignation for Good Reason ($)
Shamim Mohammad	Severance Payment(a)		885,000	—	—	—	—
	Annual Incentive Bonus(b)		—	—	—	—	—
	Long-Term Equity Award(c)		264,791	264,791		671,207	264,791
	Other Payments:	Good Reason(d)	—	—	—	—	—
		CIC(e)	—	—	—	—	885,000
	Other Benefits:	Health(f)	—	—	—	—	—
		Financial Services(g)	15,710	15,710	—	15,710	15,710
		Outplacement(h)	—	—	—	—	—
	TOTAL		1,165,501	280,501	—	686,917	1,165,501
Diane L. Cafritz	Severance Payment(a)		885,000	—	—	—	—
	Annual Incentive Bonus(b)		—	—	—	—	—
	Long-Term Equity Award(c)		229,259	229,259		617,839	229,259
	Other Payments:	Good Reason(d)	—	—	—	—	—
		CIC(e)	—	—	—	—	885,000
	Other Benefits:	Health(f)	—	—	—	—	—
		Financial Services(g)	15,710	15,710	—	15,710	15,710
		Outplacement(h)	—	—	—	—	—
	TOTAL		1,129,969	244,969		633,549	1,129,969

(a)For Mr. Nash, we calculate his severance payment using the following formula: 2 x (Base Salary + (Last Annual Bonus as determined by the Compensation and Personnel Committee)). This amount is paid in equal monthly installments over the 24-month period following the date of termination. As of February 28, 2023, the last annual bonus as determined by the Compensation and Personnel Committee was the fiscal 2022 bonus, which is set forth in the “Summary Compensation Table.” For the post-2014 group, the severance payment is equal to each NEO’s then-current bi-weekly salary amount, to be paid for and over the course of 39 bi-weekly periods.
(b)The Annual Incentive Bonus is the bonus paid pursuant to our Bonus Plan. For Mr. Nash, his severance agreement provides for a bonus payment, calculated in one of two ways, in certain termination scenarios. If Mr. Nash is terminated without cause or retires, we pay a pro rata actual bonus, which is the pro rata share of his annual bonus based on actual performance for the fiscal year in which the termination occurs. The pro rata actual bonus is paid to Mr. Nash in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 28, 2023, our fiscal year end, the pro rata actual bonus is equal to Mr. Nash’s actual bonus for fiscal 2023. In contrast, if Mr. Nash is terminated without cause—or leaves the Company for good reason—following a CIC, or if Mr. Nash dies or becomes disabled, we pay a pro rata target bonus. The pro rata target bonus is the pro rata share of Mr. Nash’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The pro rata target bonus is paid to Mr. Nash in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 28, 2023, our fiscal year end, the pro rata target bonus is equal to Mr. Nash’s target bonus amount. The severance agreements with the post-2014 group do not provide for a bonus payment in these scenarios.
(c)Following the designated termination events, all or a portion of the equity awards made to the NEO during the course of his employment will vest and become exercisable in accordance with the terms and conditions of our Stock Incentive Plan and the individual award agreement. For additional information regarding each NEO’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2023 Year End” table. The value of the vested but unexercised portion of each option has not been included in the amounts reported above because their receipt is not accelerated by termination events.

(d)Mr. Nash’s severance agreement provides for a Good Reason Payment, which is a one-time payment made to Mr. Nash following his termination for Good Reason. It is equal to the Mr. Nash’s base salary on the date of termination multiplied by a certain percentage, which percentage is generally the same as Mr. Nash’s target bonus percentage. The Good Reason Payment is paid in a lump sum cash payment within ten days after the date of termination. The severance agreements with the post-2014 group do not provide for a Good Reason payment (unless it occurs following a CIC).
(e)For Mr. Nash, the Change-in-Control Payment is equal to 2.99 times his final compensation, which consists of the sum of his base salary at the date of termination and the higher of the annual bonus paid or earned but not yet paid to Mr. Nash for the two most recently completed fiscal years. As of February 28, 2023, the higher annual bonus was the fiscal 2022 bonus. The Change-in-Control Payment will be paid to Mr. Nash in equal monthly installments over the 24-month period following the date of termination, unless the payment is related to an Internal Revenue Code Section 409A CIC event, as that term is defined in his agreement, in which case the Change-in-Control Payment will be paid in a lump sum cash payment on the forty-fifth day after the date of termination. The severance agreement with the post-2014 group only provides for a payment in connection with a CIC if employment is terminated following the CIC for Good Reason (as defined in each severance agreement). The payment would be equal to each NEO’s then-current bi-weekly salary amount, to be paid for and over the course of 39 bi-weekly periods.
(f)If the NEO elects to continue coverage under our health, dental or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the NEO will be responsible for remitting to us the appropriate COBRA premium. We will reimburse Mr. Nash for a portion of the COBRA premium equal to the sum of: (i) the amount that we would have otherwise paid for the coverage if he had remained an active associate; and (ii) the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period. For purposes of this table, we have assumed that Mr. Nash elected to continue his coverage on February 28, 2023, for the full 18-month period. The severance agreements with the post-2014 group do not provide for this benefit.
(g)We provide a tax and financial planning benefit to our NEOs for the one-year period following early or normal retirement, termination without cause (including death, disability or a termination for good reason) and a CIC. The annual cost of this service is $15,710.
(h)Outplacement services are available to Mr. Nash in an amount not to exceed $50,000. This table assumes that the maximum outplacement benefit is paid to Mr. Nash. The severance agreements with the post-2014 group do not provide for this benefit.

CEO Pay Ratio

The following information about the relationship between the compensation of our employees and the compensation of Mr. Nash, our President and Chief Executive Officer, is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934 (“Item 402(u)”). In fiscal 2023, the estimated median of the annual total compensation of our employees, excluding Mr. Nash, was $53,233. Mr. Nash’s total compensation for fiscal 2023, as reported in the Summary Compensation Table of this proxy statement, was $11,588,743. The resulting estimated ratio of the annual total compensation of Mr. Nash to the median of the annual total compensation of all employees was 218 to 1.

We took the following steps in identifying the median of the annual total compensation of all our employees. We determined that, as of January 1, 2023, our employee population was equal to 31,302 individuals, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date. We continued to use a January 1 measuring date, which is within the last three months of our fiscal year as required by Item 402(u), because it aligned with calendar year payroll procedures.

We next identified the employee receiving the median amount of compensation in our employee population. While the methodology we used to select the median employee remained the same as last year, we selected a new median employee this year to ensure the pay ratio accurately reflects the median of the annual total compensation of all our employees. To identify the employee, we compared the amount of wages and other compensation received by each employee, other than Mr. Nash, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for the calendar year ended December 31, 2022. This compensation measure was annualized for permanent employees who were employed on the measuring date but who did not work for the full calendar year. The compensation measure was consistently applied to all our employees.

As required by Item 402(u), once we identified our median employee we measured that employee’s annual total compensation for the 2023 fiscal year by adding together the same elements of compensation that are included in Mr. Nash’s total fiscal 2023 compensation reported in the Summary Compensation Table.

The resulting pay ratio was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at CarMax. Other public companies may use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Actually Paid amounts shown below are prepared in accordance with Item 402(v) of Regulation S-K. The Compensation and Personnel Committee did not specifically consider the Compensation Actually Paid amounts when determining NEO compensation for fiscal years 2021 through 2023. For a discussion of how the Compensation and Personnel Committee seeks to align pay with performance when making executive compensation decisions, please see the section above titled “Compensation Discussion and Analysis” beginning on page 32.

PAY VERSUS PERFORMANCE TABLE

Fiscal Year	Summary Compensation Table Total for PEO(a) ($)	Compensation Actually Paid to PEO (a) (b) (c) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs(a) (b) (c) ($)	Value of Initial Fixed $100 Investment Based on: (d)		Net Income ($ Millions)	Adjusted EBIT(e) ($ Millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2023	11,588,743	(3,838,775)	2,374,371	(266,923)	79.07	124.47	485	749
2022	13,689,123	11,139,628	3,183,175	3,297,303	125.22	158.40	1,151	1,584
2021	9,891,893	31,282,047	3,057,748	8,306,849	136.88	147.99	747	1,050

(a)Mr. Nash was our PEO for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2021	Fiscal 2022	Fiscal 2023
Enrique N. Mayor-Mora	Enrique N. Mayor-Mora	Enrique N. Mayor-Mora
Edwin J. Hill	James Lyski	James Lyski
Eric M. Margolin	Shamim Mohammad	Shamim Mohammad
Thomas W. Reedy	Diane L. Cafritz	Diane L. Cafritz
Edwin J. Hill
Eric M. Margolin

(b)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (c) below.

(c)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals (or, in the case of the Non-PEO NEOs, the average of the totals) from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. There were no adjustments for inclusion of pension service cost or prior service cost because the Company’s defined benefit pension plans were frozen as of December 31, 2008, as described in the narrative to the “Pension Benefits in Fiscal 2023” table.

Year	Summary Compensation Table Total for William D. Nash ($)	Exclusion of Change in Pension Value for William D. Nash ($)	Exclusion of Stock Awards and Option Awards for William D. Nash ($)	Inclusion of Equity Values for William D. Nash ($)	Compensation Actually Paid to William D. Nash ($)
2023	11,588,743	—	(8,865,651)	(6,561,867)	(3,838,775)
2022	13,689,123	—	(8,644,791)	6,095,296	11,139,628
2021	9,891,893	(977)	(6,999,999)	28,391,130	31,282,047

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,374,371	—	(1,361,434)	(1,279,860)	(266,923)
2022	3,183,175	(692)	(1,697,356)	1,812,176	3,297,303
2021	3,057,748	(4,870)	(1,830,920)	7,084,891	8,306,849

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for William D. Nash ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for William D. Nash ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for William D. Nash ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for William D. Nash ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for William D. Nash ($)	Total - Inclusion of Equity Values for William D. Nash ($)
2023	6,188,670	(8,972,961)	—	(3,777,576)	—	(6,561,867)
2022	6,285,491	(3,529,135)	—	3,338,940	—	6,095,296
2021	17,423,079	12,751,653	—	(1,783,602)	—	28,391,130

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	950,489	(1,549,074)	—	(681,275)	—	(1,279,860)
2022	895,895	(458,627)	383,234	991,674	—	1,812,176
2021	3,486,985	2,438,705	1,016,899	142,302	—	7,084,891

(d)The Peer Group TSR set forth in this table utilizes the S&P 500 Retailing Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended February 28, 2023. The comparison assumes $100 was invested for the period starting February 29, 2020, through the end of the listed year in the

Company and in the S&P 500 Retailing Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(e)We determined Adjusted EBIT to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for our fiscal year ended February 28, 2023. EBIT is earnings before interest and taxes, and the Committee defined “Adjusted EBIT” as EBIT that excludes the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public); however, including in EBIT for the relevant fiscal year the realized gains and losses in those investments to the extent that such gains or losses were realized in the applicable fiscal year. Adjusted EBIT may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIPS BETWEEN CERTAIN DATA IN THE PAY VERSUS PERFORMANCE TABLE

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between (i) the Company’s cumulative TSR over the three most recently completed fiscal years and the S&P 500 Retailing Index’s cumulative TSR over the same period, and (ii) the Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our Non-PEO NEOs.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
-5
-10
Net Income ($ Millions)
$1400
$1200
$1000
$800
$600
$400
$200
$0
31.3
8.3
747
11.1
3.3
1,151
-3.8
-0.3
485
2021
2022
2023
Fiscal Year
William D. Nash Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
CarMax, Inc. Net Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBIT during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBIT
Compensation Actually Paid ($ in Millions)
Adjusted EBIT ($ Millions)
35
30
25
20
15
10
5
0
-5
-10
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
31.3
8.3
1,050
11.1
3.3
1,584
-3.8
-0.3
749
2021
2022
2023
Fiscal Year
William D. Nash Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBIT

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

CarMax used only the two financial performance measures set forth below to link Compensation Actually Paid to our NEOs for fiscal 2023 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Adjusted EBIT
Pre-tax Earnings Per Share

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below. Mr. Nash does not receive any compensation for serving as a director.

Director Compensation Program

The following table describes the components of our non-employee director compensation program for fiscal 2023. The Compensation and Personnel Committee (the “Committee”) reviews this program annually and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program(a)
Annual Cash Retainer	$95,000(b)
Annual Equity Retainer	$185,000(c)
Board Chair Fee	$200,000(d)
Lead Independent Director Fee	$50,000
Committee Chair Fee(e)	$35,000 for the Audit Committee $25,000 for the Compensation and Personnel Committee $20,000 for the Nominating and Governance Committee $20,000 for the Technology and Innovation Committee
Audit Committee Fee	$5,000
Board Meeting Fee	None(f)
Committee Meeting Fee	$1,500 per in-person meeting and $750 per telephonic meeting
(a)In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us. Each non-employee director whose term in office began before June 2014 is eligible for coverage under our health, dental and vision plans at the same rates at which coverage is offered to our associates. Non-employee directors may not use our plane for personal travel.
(b)Annual cash retainer increased from $85,000 in fiscal 2022.
(c)The annual equity retainer consists of restricted stock units vesting on the one-year anniversary of the grant date. Restricted stock units granted to non-employee directors in fiscal 2023 will vest on July 1, 2023, while also permitting the deferral of the receipt of the vested shares until a later date. The value of the annual equity retainer increased from $175,000 in fiscal 2022.
(d)The Board Chair fee increased from $190,000 in fiscal 2022.
(e)The Committee Chair fees increased from fiscal 2022 as follows: Audit Committee Chair fee increased from $30,000; Compensation and Personnel Committee Chair fee increased from $15,000; the Nominating and Governance Committee Chair fee increased from $15,000; and the Technology and Innovation Committee Chair fee increased from $15,000.
(f)We do not pay directors a fee for attending a board meeting unless there are more than eight board meetings during a fiscal year. Under the past fee authorizations, if there were more than eight meetings we would pay, for each additional meeting, directors fees of $1,500 per in-person meeting and $750 per telephonic meeting.

Each year, the Committee, with the assistance of Semler Brossy, its independent compensation consultant, conducts an analysis of non-employee director compensation at CarMax in relation to the compensation paid for director services at our peer group companies and in the marketplace more broadly. As a result of this analysis, for fiscal 2023, the Committee recommended, and the Board approved, increases to the annual cash retainer, annual equity retainer, board chair fee, as well as increases to the committee chair fees.

Our corporate governance guidelines include director stock ownership guidelines. These guidelines require non-employee directors to own CarMax common stock or other forms of equity with a value equivalent to five times the annual cash retainer within five years of joining the Board. Each of our non-employee directors met this guideline as of February 28, 2023.

Non-Employee Director Compensation in Fiscal 2023

The following table provides each element of non-employee director compensation for fiscal 2023.

Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b)(c) ($)	All Other Compensation(d) ($)	Total ($)
Peter J. Bensen	144,000	184,969	5,000	333,969
Ronald E. Blaylock	126,000	184,969	166	311,135
Sona Chawla	124,000	184,969	500	309,469
Thomas J. Folliard	295,000	184,969	13,466	493,435
Shira D. Goodman	120,250	184,969	180	305,399
Robert J. Hombach(e)	31,667	—	—	31,667
David W. McCreight	109,000	184,969	—	293,969
Mark F. O’Neil	111,250	184,969	—	296,219
Pietro Satriano	98,750	184,969	—	283,719
Marcella Shinder	103,250	184,969	50	288,269
Mitchell D. Steenrod	151,000	184,969	12,641	348,610
(a)Represents the cash compensation earned in fiscal 2023 for Board, Committee, and Board and Committee chair service.
(b)Represents the aggregate grant date fair value of the restricted stock unit awards made in fiscal 2023 as determined in accordance with ASC Topic 718. In July 2022, we granted 1,996 shares of restricted stock units to each non-employee director then in office.
(c)The following table provides information on the number of shares of unvested restricted stock units and the number of shares of vested restricted stock units for which payment has been deferred as of February 28, 2023.

Name	Restricted Stock Units (#)
Peter J. Bensen	9,735
Ronald E. Blaylock	1,996
Sona Chawla	9,735
Thomas J. Folliard	9,735
Shira D. Goodman	4,017
Robert J. Hombach	—
David W. McCreight	9,138
Mark F. O’Neil	6,313
Pietro Satriano	8,754
Marcella Shinder	9,735
Mitchell D. Steenrod	9,735
(d)Represents matching charitable gifts made by The CarMax Foundation as part of its matching gifts program and the cost to CarMax for participation in its health, dental and vision plans (both the matching gifts program and the plans are broadly available to all CarMax associates). None of the benefits individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the non-executive director.
(e)Mr. Hombach resigned from the Audit Committee effective March 31, 2022 and did not stand for re-election at our 2022 annual shareholders meeting.

PROPOSAL FOUR: ADVISORY APPROVAL OF FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY APPROVALS

We are asking shareholders to vote on whether future advisory votes on CarMax’s executive compensation should occur every one, two or three years. This non-binding vote is commonly referred to as a “Say-on-Frequency” vote and is required by Section 14A of the Securities Exchange Act of 1934, as amended.

We have held advisory votes on our executive compensation each year since our 2011 annual meeting. The Board has decided to hold annual votes because, while CarMax’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions and disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our executive compensation program. We also believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input from our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

You may vote for your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this matter. Please note that you are not voting on this proposal to approve or disapprove the Board’s recommendation of an annual vote. Rather, the alternative of one year, two years or three years that receives the highest number of votes cast by shareholders will be deemed the frequency selected by shareholders. Abstentions and broker non-votes will not be counted in determining the number of votes cast.
Because this vote is advisory and not binding on the Board or CarMax in any way, the Board may decide that it is in the best interests of our shareholders and CarMax to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders.
The Board recommends a vote of ONE YEAR on Proposal Four.

PROPOSAL FIVE: APPROVAL OF AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

The Company’s shareholders are being asked to approve amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 2,000,000 shares and (b) extend the termination date of the Stock Incentive Plan from June 23, 2030 to June 27, 2033. Both the Compensation and Personnel Committee (the “Committee”) and the Board have adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments to the Stock Incentive Plan
The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the Stock Incentive Plan in order to allow the Company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies on equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, and common stock. The Committee believes that these equity incentives are necessary for the Company to maintain a competitive equity compensation program. The proposed share increase would provide the Company with the ongoing ability to incentivize associates with a meaningful stake in our future recovery and align our associates’ and our directors’ interests with long-term shareholder interests. Therefore, the Committee proposes to increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan from 59,850,000 to 61,850,000. In determining the number of shares of common stock to reserve under the Revised Stock Incentive Plan (defined below), management and the Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further in the “Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate, and Overhang” section. We believe the increased dilution resulting from the approval of the Revised Stock Incentive Plan remains consistent with shareholder interests.

The second proposed amendment extends the termination date of the Stock Incentive Plan from June 23, 2030 to June 27, 2033. This extension will permit the Committee to continue to utilize equity-based compensation as part of our competitive compensation program.

A copy of the Stock Incentive Plan as proposed is attached to this proxy statement as Appendix A (the “Revised Stock Incentive Plan”). The following is a summary of the principal features of the Revised Stock Incentive Plan. The summary does not purport to be a complete description of all the provisions of the Revised Stock Incentive Plan and is qualified in its entirety by reference to the Revised Stock Incentive Plan. Aside from the amendments described above, the Revised Stock Incentive Plan remains the same as the Stock Incentive Plan in all material respects.

Incentive Equity Awards in Fiscal 2023

The Company grants equity and equity-based awards, including cash-settled restricted stock units, to approximately 24% of all our employees annually. In fiscal 2023, we granted equity and equity-based awards, including cash-settled restricted stock units, covering 2,194,280 shares under the Stock Incentive Plan, of which awards for 406,076 shares, or 18%, were granted to our named executive officers; awards for 19,960 shares, or 1%, were granted to our non-employee directors; and awards for 1,768,244 shares, or 81%, were granted to our broad-based employee population.

As of February 28, 2023, the total number of shares of common stock underlying outstanding options under the Stock Incentive Plan was 6,775,641. The outstanding options have exercise prices ranging from $51.63 to $136.94, and the aggregate intrinsic value of these options that were in the money on February 28, 2023 was $15,007,937. The outstanding options generally vest ratably over a four-year period.

On March 31, 2023, the closing price for a share of the Company’s common stock was $64.28.

Annual Equity Grant in Fiscal 2024

On May 1, 2023, the Company granted its annual equity awards to employees. Immediately following the grant, 4,162,573 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan. Information about the awards granted on May 1, including the number of incentive awards outstanding, the weighted average exercise price of outstanding incentive awards, the weighted average term of outstanding incentive awards, and the number of full value awards outstanding, can be found in the section titled “Additional Information Regarding Outstanding Equity Awards” beginning on page 81.

Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate, and Overhang

Upon adoption by shareholders at the annual meeting, the Revised Stock Incentive Plan will authorize 61,850,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.
Equity Plan Share Reservation Summary Table as of February 28, 2023(a)

		Shares
A.	Total shares authorized under the Stock Incentive Plan	59,850,000
B.	Total shares awarded from Stock Incentive Plan through February 28, 2023	60,253,412
C.	Shares added back to share reserve from Stock Incentive Plan through February 28, 2023 due to cancellations and forfeitures of awards, or in satisfaction of exercise price or tax withholding obligations	6,173,177
D.	Shares available to be granted under the Stock Incentive Plan as of February 28, 2023 (A-B+C)	5,769,765
E.	New shares available for grant under the Revised Stock Incentive Plan	2,000,000
F.	Total shares available for grant under Revised Stock Incentive Plan if approved (D+E)	7,769,765
G.	Shares Outstanding as of February 28, 2023	158,079,033

(a)This table does not include the annual equity awards granted on May 1, 2023 as described in “Additional Information Regarding Outstanding Equity Awards” on page 81.

In determining the number of shares to reserve under the Revised Stock Incentive Plan, management and the Committee also evaluated our Stock Incentive Plan’s historic dilution rate, burn rate, and overhang. This helps us ensure that we are continuing to take a disciplined approach to equity compensation.

The 2,000,000 share increase requested to be approved by shareholders represents 1.27% of our total common shares outstanding as of February 28, 2023. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the year. The average annual dilution over the last three fiscal years was 0.87%.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate over the last three fiscal years has averaged 0.92%.

An additional metric that we use to measure the cumulative impact of the Revised Stock Incentive Plan is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 8.44%. If the Revised Stock Incentive Plan is approved, our overhang would increase to 9.53%.

We calculate dilution, burn rate and overhang based upon total common shares outstanding at the end of the fiscal year. Cash-settled restricted stock units are not included in the dilution, burn rate or overhang calculations because these awards are settled in cash and have no dilutive effect.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2023 (%)	Fiscal 2022 (%)	Fiscal 2021 (%)	Three Year Average (Fiscal 2023-2021)
Percentage of Equity-Based Awards Granted to Named Executive Officers	18.6%	18.41%	17.11%	18.04%
Dilution	0.92%	0.60%	1.10%	0.87%
Burn rate	0.96%	0.67%	1.12%	0.92%
Overhang	8.27%	8.09%	8.95%	8.44%

The potential dilution from the requested share increase, the burn rate, and our overhang all reflect the impact of our share repurchase program. We have repurchased a total of 10,259,000 shares over the last three fiscal years. These share repurchases have returned value to our shareholders and have mitigated the dilutive effect of our equity grants. However, the repurchases have increased dilution, burn rate, and overhang percentages by shrinking the number of common shares outstanding. Without this reduction in total common shares outstanding, our annual dilution would have averaged 0.84%, our burn rate would have averaged 0.88% and our overhang would have averaged 8.12% over the last three fiscal years.

Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

New Plan Benefits
The benefits that will be awarded or paid under the Revised Stock Incentive Plan cannot currently be determined. Incentive awards granted under the Revised Stock Incentive Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. The Revised Stock Incentive Plan does not have set benefits or amounts, and no grants or awards have been made by the Board or the Committee to date subject to shareholder approval.

A Description of Material Features of the Revised Stock Incentive Plan

OVERVIEW AND AVAILABLE SHARES

As stated above, the Revised Stock Incentive Plan will authorize 61,850,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

GENERAL AWARD LIMITS

No more than 3,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. No non-employee directors may receive awards under the Revised Stock Incentive Plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director, with a total value in excess of $1.0 million for any fiscal year.

ADMINISTRATION AND TERM
The Committee will continue to administer the Revised Stock Incentive Plan. The Committee shall have the power and complete discretion to administer the Revised Stock Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, performance compensation award or Company common stock; whether stock appreciation rights will be attached to options; and the number of shares or units to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock or restricted stock units under the Revised Stock Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award.
The Committee has delegated limited authority to the Company’s CEO and CFO to grant equity awards to the Company’s non-executive officer employees. The Committee delegated this authority to permit the CEO and CFO to award limited equity grants without the specific action of the Committee. Pursuant to this delegation, the CEO and CFO have the discretion to grant up to a total maximum of 75,000 units or shares of the Company’s common stock to non-executive officer employees between regularly scheduled Committee meetings.
If approved, the Revised Stock Incentive Plan will terminate on June 27, 2033, unless the Board terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the Revised Stock Incentive Plan.
ELIGIBILITY
All present and future employees and non-employee directors of the Company are eligible to receive incentive awards under the Revised Stock Incentive Plan. As described above, employees and non-employee directors participate in the Revised Stock Incentive Plan on the basis of determinations made by the Committee. As of February 28, 2023, there were 30,621 employees and 10 non-employee directors of the Company.

TYPES OF AWARDS

Stock Options
Options granted under the Revised Stock Incentive Plan may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonstatutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the grant. The Committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award agreement or by separate action of the Committee. The maximum term of any option granted under the plan is ten years. To date, all options awards made pursuant to the Stock Incentive Plan have been nonstatutory options.
Stock Appreciation Rights

The Committee may award stock appreciation rights under the Revised Stock Incentive Plan either with or without related options, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the stock appreciation right was awarded. The Committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in the Company’s common stock or in cash, or in any combination of the two, as the Committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the Committee. To date, awards of stock appreciation rights have only been made in tandem with option awards and are exercisable solely upon a change-in-control.

Restricted Stock and Restricted Stock Units
Restricted stock and restricted stock units issued pursuant to the Revised Stock Incentive Plan are subject to the following general restrictions: (i) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the Revised Stock Incentive Plan and (ii) if a holder of restricted stock or restricted stock units ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The Committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse; provided that, except in limited circumstances, the period of restriction must be at least one year from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of a change-in-control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.
Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement.
Restricted stock units may be settled by the Company in the form of shares of Company common stock, cash, or a fixed combination of both, as determined by the Committee.

Performance Compensation Awards
The Revised Stock Incentive Plan contains individual award limitations and performance goals to allow certain “Grandfathered Awards” granted under the Stock Incentive Plan to qualify as “performance-based compensation” under Section 162(m) of the

Code. “Grandfathered Awards” means remuneration which the Company intended to qualify as “performance-based compensation” under Section 162(m) of the Code and which is provided pursuant to a written binding contract that was in effect on November 2, 2017, and that was not modified in any material respect on or after such date, within the meaning of Section 13601(e)(2) of the 2017 Tax Act as may be amended from time to time (including any regulations or further guidance).

When the Committee granted Grandfathered Awards, it was permitted to designate any incentive award (other than stock options and stock appreciation rights) as a performance compensation award. For incentive awards designated as performance compensation awards, the Committee determined, among other items, the performance goals and performance period applicable to the awards. The Committee developed applicable performance goals using the following measurements: pretax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with U.S. generally accepted accounting principles, where applicable.

Under the Revised Stock Incentive Plan, the Committee is permitted to grant new incentive awards with performance conditions as restricted stock awards or restricted stock unit awards. The Committee determines, among other items, the performance requirements for the vesting of these awards, such as the performance goals and performance period applicable to the awards.
Company Common Stock

The Committee is also permitted to make grants of Company stock without restrictions.

CHANGE-IN-CONTROL
The Committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change in control of CarMax, or upon the occurrence of one or more events subsequent to a change-in-control, notwithstanding other conditions on exercisability in the option.

A change of control will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.
TRANSFERABILITY OF INCENTIVE AWARDS
No options or stock appreciation rights granted under the Revised Stock Incentive Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Restricted stock units are not transferable by means of sale, assignment, exchange, pledge or otherwise. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

CLAWBACK
Incentive awards under the Revised Stock Incentive Plan are subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

REPRICING PRIOR AWARDS
Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other incentive awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.
FEDERAL INCOME TAX INFORMATION
The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Revised Stock Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options

A participant will not recognize income on the grant of an incentive stock option. Additionally, a participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss.
If, however, such shares are disposed of within such one or two year periods (a “disqualifying disposition”), then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.
Nonqualified Stock Options and Stock Appreciation Rights

A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise over the exercise price.
Restricted Stock

Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b)”) as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares.

If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
Restricted Stock Units

A participant generally is not required to recognize income upon the grant of a restricted stock unit. In general, on the date the restricted stock units settle, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the restricted stock units as of the settlement date. In addition, FICA taxes are imposed in the year of vesting (which may occur prior to the year of settlement).
Company Common Stock

A participant generally is required to recognize income on the date of grant of Company common stock in the amount of the fair market value of the stock received.
Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares granted under the Revised Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.
Deductibility By CarMax

CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock or restricted stock unit, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation
In general, Section 162(m) denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions. “Performance-based” compensation is not subject to the $1 million deduction limit for Grandfathered Awards, as described in the “Performance Compensation Awards” section above.
MODIFICATION OF THE REVISED STOCK INCENTIVE PLAN
The CarMax board of directors may amend, alter, or terminate the Revised Stock Incentive Plan as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Revised Stock Incentive Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the Revised Stock Incentive Plan or (iii) materially modify the requirements of eligibility for participation in the Revised Stock Incentive Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Revised Stock Incentive Plan as it deems appropriate to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and to cause incentive awards to meet the requirements of the Code, including Code Section 422, and regulations thereunder. Incentive awards granted under the Revised Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

If the Revised Stock Incentive Plan is not approved by our shareholders, the Revised Stock Incentive Plan will not go into effect and we may continue to make awards under our Stock Incentive Plan.
Additional Information Regarding Outstanding Equity Awards
On May 1, 2023, the Company granted its annual equity awards to employees. The awards included 1,496,952 shares issued as stock options. Also included were 250,517 shares issued as stock-settled performance stock unit awards and restricted stock unit awards which, following the settlement of these units on their third anniversary (and assuming no forfeitures), will result in the payment to the pool of participants of between 0 and 501,034 shares of Company common stock.

Immediately following the Company’s grant of its annual equity awards to Company employees, 4,162,573 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan; this amount included shares that have been forfeited or otherwise terminated without issuance of shares. As of May 1, 2023, the total number of shares of common stock underlying outstanding options, stock-settled performance stock units, stock-settled restricted stock units and restricted stock awards under the Stock Incentive Plan was 8,242,366; 162,661; 476,902; and 7,847, respectively. Accordingly, the total number of shares of common stock underlying full value awards was 647,410 on that date.
As of May 1, 2023, the total number of shares of common stock underlying outstanding options for the Stock Incentive Plan was 8,242,366. For such options, the weighted average exercise price was $80.22 and the weighted average remaining contractual life was 4.27 years. The number of common shares outstanding was 158,208,156.

The aggregate number of shares of common stock subject to stock options granted to certain persons under the Stock Incentive Plan since its inception is set forth in the table below. No stock options have been granted under the Stock Incentive Plan to any associate of any director, director nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the Stock Incentive Plan.

Name and Position	Number of Options Granted
Named Executive Officers
William D. Nash(a) President and Chief Executive Officer	2,614,939
Enrique Mayor-Mora Executive VP and Chief Financial Officer	367,425
James Lyski Executive VP and Chief Marketing Officer	473,736
Shamim Mohammad Executive VP and Chief Information and Technology Officer	470,816
Diane L. Cafritz Executive VP, General Counsel, Chief Compliance Officer and Chief Human Resources Officer	361,786
All current executive officers as a group	5,565,556
All non-employee directors as a group	3,339,849(b)
Director Nominees
Peter J. Bensen	—
Ronald E. Blaylock	—
Sona Chawla	—
Thomas J. Folliard	3,339,849(b)
Shira Goodman	—
David W. McCreight	—
Mark F. O’Neil	—
Pietro Satriano	—
Marcella Shinder	—
Mitchell D. Steenrod	—
All other employees, including all current officers who are not executive officers, as a group	37,525,037

(a)    Mr. Nash is also a director nominee.
(b)    Mr. Folliard retired as our Chief Executive Officer in 2016. All of the options granted to Mr. Folliard under the Stock Incentive Plan were awarded in his capacity as an employee of CarMax.

Equity Compensation Plan Information

The following table provides information as of February 28, 2023, with respect to our two equity-based compensation plans under which shares of our common stock have been authorized for issuance: (i) our Stock Incentive Plan and (ii) our Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	6,775,641	$82.28	5,769,765(a)
Employee Stock Purchase Plan	—	—	2,014,192(b)
Equity compensation plans not approved by security holders	—	—	–
Total	6,775,641	$82.28	7,783,957
(a)   The remaining common stock available for future issuance under the Stock Incentive Plan may be issued as options, common stock, restricted stock, restricted stock units, performance compensation awards, or stock appreciation rights.
(b)    The ESPP authorizes the issuance of 8,000,000 shares of common stock. As of February 28, 2023, 5,985,808 shares have been purchased on the open market and 2,014,192 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year or more are eligible to participate. Executive officers may not participate in the ESPP. A participating associate may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $10,000. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the associate’s contribution. An eligible associate may change, cease or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

Registration with the SEC
We intend to file with the SEC a registration statement on Form S-8 covering the Company’s common stock reserved for issuance under the Revised Stock Incentive Plan.
Vote Required
In order to be adopted, the Revised Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s common stock. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Broker non-votes on this proposal and abstentions are not considered votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Five.

CARMAX SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of March 31, 2023, by:
▪Our CEO and the other named executive officers.
▪Each director or nominee for director.
▪All of our directors and executive officers as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Shares that May Be Acquired Within 60 Days after March 31, 2023	Shares of CarMax Common Stock Beneficially Owned as of March 31, 2023(a)(b)	Percent of Class
William D. Nash(c)	1,069,999	1,225,391	*
Enrique N. Mayor-Mora	94,904	108,638	*
James Lyski	239,192	256,289	*
Shamim Mohammad	169,718	176,727	*
Diane L. Cafritz	121,018	124,424	*
Directors/Director Nominees
Peter J. Bensen	2,390	7,390	*
Ronald E. Blaylock	—	5,854	*
Sona Chawla	2,020	4,426	*
Thomas J. Folliard	9,735	205,260	*
Shira Goodman	—	27,747	*
David W. McCreight	1,996	1,996	*
Mark F. O’Neil(d)	6,313	22,208	*
Pietro Satriano	5,325	5,325	*
Marcella Shinder	4,410	11,533	*
Mitchell D. Steenrod	4,410	22,144	*
All directors and executive officers as a group (18 persons)	2,119,383	2,619,548	1.66%
* Represents beneficial ownership of less than one percent of the 158,079,033 shares of CarMax common stock outstanding on March 31, 2023.
(a)    In addition to shares of CarMax common stock beneficially owned on March 31, 2023, includes (i) shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after March 31, 2023, (ii) shares of CarMax common stock that will be acquired upon the May 1, 2023 settlement of the MSUs granted to certain officers on May 1, 2020, and (iii) shares of CarMax common stock that could be acquired by certain directors upon the settlement of restricted stock units for which settlement has been deferred until retirement from the CarMax board. Each of the MSUs has been converted to shares of CarMax common stock based upon the applicable conversion formula and our assumption that the average closing price of our stock during the final 40 trading days of the MSU’s three-year vesting period was equal to the closing price of our stock on March 31, 2023 (which was $64.28). Each director restricted stock unit is converted into one share of CarMax common stock upon settlement.
(b)Does not include vested restricted stock units held by non-employee directors (“DSUs”) for which payment has been deferred until the January 1 following the holding director’s retirement from the Board. At the end of the deferral period, one share will be issued for each

DSU. The following directors hold the listed number of DSUs excluded from the table for this reason: Mr. Bensen (5,349), Ms. Chawla (5,719), Ms. Goodman (2,021), Mr. McCreight (7,142), Mr. Satriano (3,429), Ms. Shinder (3,329) and Mr. Steenrod (3,329).
(c)Mr. Nash is also a director of CarMax.
(d)15,895 shares held indirectly by Mr. O’Neil’s spouse in a revocable trust.

Share Ownership of Certain Beneficial Owners

The following table includes, as of December 31, 2022, information about shareholders that reported to the SEC that they beneficially owned more than 5% of our common stock. We are not aware of any other owners of more than 5% of our common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
The Vanguard Group, Inc.(a) 100 Vanguard Boulevard Malvern, PA 19355	17,821,225	11.28%
BlackRock, Inc.(b) 55 East 52nd Street New York, NY 10055	10,449,547	6.60%
Principal Global Investors, LLC(c) 801 Grand Avenue Des Moines, IA 50392	10,022,302	6.34%
Capital Research Global Investors(d) 333 South Hope Street 55th Floor Los Angeles, CA 90071	7,997,343	5.10%

(a)Information concerning the CarMax common stock beneficially owned as of December 30, 2022, was obtained from a Schedule 13G/A filed February 9, 2023. According to the Schedule 13G/A, The Vanguard Group, Inc. has the sole power to dispose of 17,171,579 shares, the shared power to vote 220,532 shares and the shared power to dispose of 649,646 shares of CarMax common stock.
(b)Information concerning the CarMax common stock beneficially owned as of December 31, 2022, was obtained from a Schedule 13G/A filed February 1, 2023. According to the Schedule 13G/A, BlackRock, Inc. has the sole power to vote 9,364,782 shares and the sole power to dispose of 10,449,547 shares.
(c)Information concerning the CarMax common stock beneficially owned as of December 31, 2022, was obtained from a Schedule 13G/A filed February 15, 2023. According to the Schedule 13G/A, Principal Global Investors, LLC has the shared power to vote 10,022,302 shares and the shared power to dispose of 10,022,302 shares.
(d)Information concerning the CarMax common stock beneficially owned as of December 30, 2022, was obtained from a Schedule 13G filed February 13, 2023. According to the Schedule 13G, Capital Research Global Investors has the sole power to vote 7,987,288 shares and the sole power to dispose of 7,997,343 shares.

GENERAL INFORMATION

Attending the Virtual Annual Meeting
How to Attend
This year our annual shareholders meeting will be held virtually and there will be no in-person meeting location. The annual shareholders meeting is open to all holders of CarMax common stock as of April 21, 2023. Shareholders will be able to attend and participate in the virtual meeting, including voting their shares and asking questions. To attend and participate in our annual meeting, visit www.virtualshareholdermeeting.com/KMX2023 and enter the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Our annual meeting will begin promptly at 1:00 p.m., Eastern Time, on June 27, 2023. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure that you can hear the streaming audio. You may begin to log into the virtual platform beginning at 12:45 p.m., Eastern Time, on June 27, 2023.

The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the annual meeting.

Submitting Questions at the Meeting	If shareholders attending the annual meeting wish to submit a question during the meeting, click on the “messages” icon in the upper right. Pertinent questions will be answered during the meeting, subject to time constraints.

If you are unable to attend our annual meeting, a replay of the annual meeting will be posted to our website at investors.carmax.com after the meeting.

Voting Information
Shareholders Entitled to Vote	If you owned CarMax common stock at the close of business on April 21, 2023, you can vote at the annual shareholders meeting. Each share of common stock is entitled to one vote.

To conduct the annual shareholders meeting, a majority of our outstanding shares of common stock as of April 21, 2023, must be present or represented by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists. There were 158,093,178 shares of CarMax common stock outstanding on April 21, 2023.
How to Vote (Record Owners)
Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

●     By Internet Before the Virtual Meeting. You may vote online by accessing www.proxyvote.com and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

●     By Telephone. You may vote by calling toll free 1-800-690-6903 and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

●     At the Virtual Meeting. While we encourage you to vote your shares prior to the annual meeting, you may vote at the virtual annual shareholders meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/KMX2023 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.

Participants in our ESPP may vote in any of the ways listed above.

How to Vote (Beneficial Owners)
If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

●     By Internet Before the Virtual Meeting. You may vote online by accessing www.proxyvote.com and following the on-screen instructions. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

●     By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

●     At the Virtual Meeting. While we encourage you to vote your shares prior to the annual meeting, you may vote at the virtual annual shareholders meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/KMX2023 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.

Deadline for Voting (Before the Virtual Meeting)	For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Monday, June 26, 2023.

For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Thursday, June 22, 2023.

Changing Your Vote	You may revoke your proxy at any time before it is exercised by submitting a subsequent vote using any of the methods described above.
Effect of Not Voting
Shareholders of Record. If you are a shareholder of record and you:

 ●     Do not vote via the internet before the virtual meeting, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote your shares.

 ●     Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name or Participants in the ESPP. If you are a beneficial owner of shares held in street name or a participant in the ESPP and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards	Proposals One (election of directors), Two (ratification of KPMG), Three (advisory approval of executive compensation), and Five (approval of amended and restated stock incentive plan) must be approved by the affirmative vote of a majority of the votes cast. For Proposal Four (advisory approval of frequency of future executive compensation advisory approvals), the frequency (every one, two or three years) that receives the most votes will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposals One, Two, Three, Four and Five.
Routine and Non-Routine Proposals
Routine Proposals. Proposal Two (ratification of KPMG) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors), Three (advisory approval of executive compensation), Four (advisory approval of frequency of future executive compensation advisory approvals), and Five (approval of amended and restated stock incentive plan) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	A representative of American Election Services, LLC will tabulate the votes and act as inspector of election at the annual shareholders meeting.

Proxy Information
Electronic Access to Proxy Materials and Annual Report
We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about May 11, 2023, we will mail the Notice to our shareholders. This Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

●     View our proxy materials for the annual shareholders meeting on the internet.

●     Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual shareholders meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Proxy Solicitation	CarMax pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and, after the initial solicitation, some of our associates or agents may contact shareholders by telephone, by email or in person. We have retained Georgeson, Inc. to solicit proxies for a fee of $9,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.
Website Addresses in the Proxy Statement	Website addresses in this proxy statement are inactive textual references. The information on, or accessible through, these websites is not incorporated by reference into, and is not a part of, this proxy statement.
Other Matters
Other Matters	We are not aware of any matters that may come before the annual shareholders meeting other than the three proposals disclosed in this proxy statement. If other matters do come before the annual shareholders meeting, the named proxies will vote in accordance with their best judgment.
Next Year’s Meeting	We plan to hold our 2024 annual shareholders meeting on or about June 25, 2024.

Shareholder Proposal Information
Advance Notice of Director Nominations, Universal Proxy Nominations, and Shareholder Proposals and Other Items of Business
Director Nominations.

● Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in Sections 2.3 and 2.3A of our bylaws. Notice of proxy access director nominees must be received no earlier than December 13, 2023, and no later than January 12, 2024.

● Director nominations that a shareholder intends to present at the 2024 annual shareholders meeting, but does not intend to have included in CarMax’s proxy materials, must be received no earlier than December 13, 2023, and no later than January 12, 2024. The notice must satisfy the requirements set forth in Section 2.3 of our bylaws.

Universal Proxy. In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set out above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934 no later than April 29, 2024.

Shareholder Proposals and Other Items of Business. A shareholder proposal will be acted upon at the 2024 annual shareholders meeting only if it is included in our proxy statement or submitted under Section 1.3 of our bylaws.

To be considered for inclusion in our 2024 proxy statement, a shareholder proposal must be received by our Corporate Secretary no later than January 12, 2024, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

To bring a matter for consideration before the 2024 annual shareholders meeting that is not included in the 2024 proxy statement, you must notify our Corporate Secretary no earlier than the close of business on December 13, 2023, and no later than the close of business on January 12, 2024, and must comply with Section 1.3 of our bylaws.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

APPENDIX A: AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

CARMAX, INC.
2002 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED JUNE 27, 2023)

1.    Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by (a) attracting and retaining key employees of the Company through the use of stock incentives and (b) encouraging ownership in the Company by members of the Company’s Board of Directors. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ and directors’ interests with those of the Company’s shareholders.

2.    Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)“Act” means the Securities Exchange Act of 1934, as amended.

(b)“Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)“Board” means the Board of Directors of the Company.

(d)“Change of Control” means the occurrence of either of the following events: (i) any individual, entity or group (as defined in Section 13(d)(3) of the Act) becomes, or obtains the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)“Committee” means the committee appointed by the Board as described under Section 15.

(g)“Company” means CarMax, Inc., a Virginia corporation.

(h)“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)“Company Stock Award” means an award of Company stock made without any restrictions.

(j)“Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(k)“Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Incentive Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(l)“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Company Stock on the exchange on which it generally has the greatest trading volume.

(m)“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Restricted Award or Performance Compensation Award under the Plan.

(n)“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o)“Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions set forth in Section 6(b) with respect to such Restricted Stock Unit have lapsed or been removed pursuant to Section 6(g) or Section 6(h).

(p)“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(q)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(r)“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(s)“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(t)“Participant” means any employee or director who receives an Incentive Award under the Plan.

(u)“Performance Compensation Award” means any Incentive Award designated by the Committee as a Performance Compensation Award pursuant to Section 10 of the Plan.

(v)“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that may be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company and may include but shall not be limited to the following: pre-tax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and adjusted in the discretion of the Committee, including to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for Incentive Awards under the Plan and cumulative effects of changes in accounting principles or such other adjustments as may be determined by the Committee. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(w)“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(x)“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period.

(y)“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(z)“Prior Plan” means the Plan, as in effect prior to the amendment and restatement of the Plan dated June 23, 2020.

(aa)“Prior Section 162(m)” shall mean Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Section 162(m) of the Code as in effect prior to such amendment.

(ab)“Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.

(ac)“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(ad)“Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(ae)“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(af)“Section 162(m) Grandfathering” shall mean the regulations or other guidance promulgated in respect of transition rules under Section 162(m) of the Code, as Section 162(m) of the Code is in effect from time to time on or after the amendment and restatement of the Plan dated June 25, 2019, extending the deductibility of Incentive Awards intended to be “qualified performance-based compensation” under Prior Section 162(m).

(ag)“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(ah)“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(ai)“Substitute Awards” means Incentive Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(aj)“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.    General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Restricted Awards and Performance Compensation Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

4.    Number of Shares of Company Stock.

(a)    Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 61,850,000 shares of Company Stock, which shall be authorized, but unissued shares.

(b)    Subject to Section 14 of the Plan, no more than 3,000,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year.

(c)    Subject to Section 14 of the Plan, in any fiscal year, no non-employee director may receive Incentive Awards granted under the Plan that, when taken together with cash fees and awards granted under any other Company equity plan to such non-employee director, exceed $1,000,000 in total value (calculating the value of any such awards based on the grant date Fair Market Value of such awards and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

(d)    Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.

(e)    For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award tendered by a Participant (either by actual delivery or attestation) or retained by the Company in payment of the exercise price of an Option or SAR, or Applicable Withholding Taxes.

(f)    Incentive Awards shall reduce the number of shares of Company Stock available for Incentive Awards under the Plan only to the extent such Incentive Awards are paid in shares of Company Stock, as opposed to payment in cash or other consideration.

(g)    Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Sections 4(b) or 4(c). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5.    Eligibility.

(a)    All present and future employees and directors of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and discretion, as provided in Section 15, to select which employees and directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares or units to be allocated to each Participant as part of each Incentive Award.

(b)    The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.    Company Stock Awards and Restricted Awards.

(a)    Whenever the Committee deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b)    Whenever the Committee deems it appropriate to grant a Restricted Award, notice shall be given to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions to which the Restricted Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(c)    A Restricted Award issued pursuant to the Plan shall be subject to the following restrictions:

    (i)    None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed or shall have been removed pursuant to paragraph (h) or (i) below.

    (ii)    The restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant, except as provided under paragraph (h) or (i) in the case of Disability, retirement, death or a Change of Control.

    (iii)    If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Awards, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (h) or (i) below, on the date such Participant shall cease to be so employed.

    (iv)    The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and performance requirements for the vesting of awards.

(d)    Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e)    Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(f)    The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Restricted Stock Unit agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made. Shares of Company Stock issued as payment for a Restricted Stock Unit shall be valued at Fair Market Value on the Maturity Date subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(g)    A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Restricted Stock Unit agreement.

(h)    The Committee shall establish as to each Restricted Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(i)    Notwithstanding the forfeiture provisions of paragraph (c)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(j)    Each Participant shall agree at the time his Company Stock Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (c) above shall be issued to such Participant for Restricted Stock. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (c) shall be communicated to the shareholder in the manner required by law.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an award of Company Stock or Restricted Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. Applicable Withholding Taxes attributable to Restricted Stock Units may be withheld from the payment by the Company to the Participant for such Restricted Stock Units.

7.    Options.

(a)    Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, including any performance-based vesting conditions, as the Committee acting in its complete discretion deems consistent with the terms of the Plan. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b)    The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)    The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. No Nonstatutory Stock Option may be exercised after ten years from the Date of Grant.

(d)    Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

    (i)    No Incentive Stock Option may be exercised after the first to occur of:

        (x)    Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

        (y)    Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

        (z)    One year following the date of the Participant’s termination of employment by reason of death or Disability.

    (ii)    Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

    (iii)    An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock

Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)    The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

(f)    Notwithstanding the foregoing, an Option agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; any fractional share of Company Stock shall be settled in cash.

8.    Stock Appreciation Rights.

(a)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

    (i)    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

    (ii)    Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

    (iii)    The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide that the value of the Company Stock shall be calculated based on the Fair Market Value of the Company Stock on the day of exercise.

    (iv)    Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

    (v)    A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form and may include performance-based vesting conditions, as the Committee deems appropriate. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

    (i)    Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

    (ii)    Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)    The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9.    Method of Exercise of Options and Stock Appreciation Rights.

(a)    Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price and any Applicable Withholding Taxes or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)    Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d)    Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10.     Performance Compensation Awards

(a)    The Committee shall have the authority, at the time of grant of any Incentive Award described in this Plan to designate such Incentive Award as a Performance Compensation Award.

(b)    The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards for such Performance Period. However, the designation of Participant eligibility to receive an Incentive Award for a Performance Period shall not in any manner entitle the Participant to receive payment for any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment for any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 10. Designation of Participant eligibility to receive an Incentive Award for a particular Performance Period shall not require designation of Participant eligibility to receive an Incentive Award in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Incentive Award shall not require designation of any other person as a Participant eligible to receive an Incentive Award in such period or in any other period.

(c)    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. The Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10(c).
(d)    Payment of Performance Compensation Awards

    (i)     Condition to Receipt of Payment. Unless otherwise provided in the applicable award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment related to a Performance Compensation Award for such Performance Period.

    (ii)    Limitation. Subject to Section 10(d)(iii) and unless otherwise provided in an applicable award agreement, a Participant shall be eligible to receive payment related to a Performance Compensation Award to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

    (iii)    Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may increase, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole discretion, such increase, reduction or elimination is appropriate, but may not increase the amount payable for any such Award above the maximum amount payable under Section 10(d)(v) of the Plan.

    (iv)    Timing of Award Payments. Unless otherwise provided in an award agreement or pursuant to an irrevocable deferral election made in compliance with Code Section 409A, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 10 but in no event later than the fifteenth day of the third month following the last day of the applicable Performance Period.

    (v)     Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a single calendar year is subject to the limits in Sections 4(b) and 4(c).

    (vi)     Prior Section 162(m). Notwithstanding anything to the contrary herein, no provision of this Plan is intended to result in non-deductibility of Performance Compensation Awards that were intended to be deductible in accordance with Prior Section 162(m), and any Incentive Awards granted under the Prior Plan and that are outstanding as of the date the amendment and restatement of the Plan shall remain subject to the Prior Plan to the extent necessary to comply with Section 162(m) of the Code. The Company intends to avail itself of transition relief applicable to such Incentive Awards, if any, in connection with Section 162(m) of the Code (including, without limitation, in accordance with the Section 162(m) Grandfathering) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its sole discretion.

11.    Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12.    Effective Date of the Plan. This Plan became effective as of October 1, 2002, and was previously amended and restated effective as of June 23, 2009, as of June 25, 2012, as of June 28, 2016, as of June 25, 2019, and as of June 23, 2020. The Plan is further amended and restated effective as of June 27, 2023.

13.    Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 27, 2033. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code Section 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14.    Change in Capital Structure.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as may be permitted in applicable Treasury Regulations. If the adjustment would produce fractional shares with respect to any Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)    If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, subject to any applicable requirements under Code Section 409A.

(c)    Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15.    Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (f) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)    The Committee shall have the power and complete discretion to determine (i) which eligible employees and directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv)

when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time, upon the achievement of a performance-based vesting condition, and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Awards, (xiv) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xv) whether an Incentive Award shall be deemed to be a Performance Compensation Award; (xvi) the Performance Criteria that will be used to establish Performance Goals; (xvii) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)    The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)    A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)    The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)     To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Participants who are not Officers to be recipients of Incentive Awards, and (ii) determine the number of shares of Company Stock or units to be subject to such Incentive Awards granted to such Participants; provided, however, that the Committee’s delegation of this authority shall specify the total number of shares of Company Stock or units subject to such delegation, and that, in no event, shall such Officer grant an Incentive Award to himself or herself. All other terms and conditions of any Incentive Award made pursuant to this delegation of authority shall be determined by the Committee.

(f)    All members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(g)    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Incentive Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Incentive Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

16.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)    If to the Company - at its principal business address to the attention of the Secretary;

(b)    If to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

18.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19.    Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

20.    Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Incentive Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Incentive Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Incentive Awards shall be interpreted, operated and administered in a manner consistent with these intentions. Notwithstanding anything to the contrary, the Plan and Incentive Awards shall be interpreted, operated and administered in a manner consistent with these intentions. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of continuous service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

21.    Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

IN WITNESS HEREOF, this instrument has been executed as of the 27th day of June, 2023.

CARMAX, INC. By: ______________________ Enrique N. Mayor-Mora Executive Vice President & Chief Financial Officer

CARMAX, INC.
12800 Tuckahoe Creek Parkway
Richmond, Virginia 23238
(804) 747-0422

www.carmax.com

CARMAX, INC.
12800 TUCKAHOE CREEK PARKWAY
RICHMOND, VA 23238
ATTN: INVESTOR RELATIONS

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 26, 2023 for shares held directly and by 11:59 P.M. ET on June 22, 2023 for shares held in the Carmax Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/KMX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 26, 2023 for shares held directly and by 11:59 P.M. ET on June 22, 2023 for shares held in the Carmax Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12823-P88672

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CARMAX, INC.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors for a one year term expiring at the 2024 Annual Shareholders Meeting

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Peter J. Bensen | ☐ | ☐ | ☐ |
| 1b. Ronald E. Blaylock | ☐ | ☐ | ☐ |
| 1c. Sona Chawla | ☐ | ☐ | ☐ |
| 1d. Thomas J. Folliard | ☐ | ☐ | ☐ |
| 1e. Shira Goodman | ☐ | ☐ | ☐ |
| 1f. David W. McCreight | ☐ | ☐ | ☐ |
| 1g. William D. Nash | ☐ | ☐ | ☐ |
| 1h. Mark F. O'Neil | ☐ | ☐ | ☐ |
| 1i. Pietro Satriano | ☐ | ☐ | ☐ |
| 1j. Marcella Shinder | ☐ | ☐ | ☐ |
| 1k. Mitchell D. Steenrod | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm. | ☐ | ☐ | ☐ |
| 3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote 1 Year on the following proposal:** | **1 Year** | **2 Years** | **3 Years** | **Abstain** |
|---|---|---|---|---|
| 4. To determine, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two, or three years. | ☐ | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 5. To approve the Carmax, Inc. 2002 Stock Incentive Plan, as amended and restated. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V02163-P88672

## CARMAX, INC.
## Annual Meeting of Shareholders
## June 27, 2023 1:00 PM ET
## This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Enrique Mayor-Mora and John M. Stuckey, III (the "named proxies"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Carmax, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM ET on June 27, 2023, via live webcast at www.virtualshareholdermeeting.com/KMX2023, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; 1 YEAR for Proposal 4; and FOR Proposal 5.**

**Continued and to be signed on reverse side.**